As filed with the Securities and Exchange Commission on August 24, 2007 Registration Nos. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Exact name of registrant as specified in charter, Address, including zip code, and Telephone number, including area code, of registrant's principal executive offices	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

PEPCO HOLDINGS, INC. 701 Ninth Street, N.W. Washington, D.C. 20068 Telephone: (202)872-2000	Delaware	52-2297449
POTOMAC ELECTRIC POWER COMPANY 701 Ninth Street, N.W. Washington, D.C. 20068 Telephone: (202)872-2000	District of Columbia Virginia	53-0127880
ATLANTIC CITY ELECTRIC COMPANY 800 King Street, P.O. Box 231 Wilmington, Delaware 19899 Telephone: (202)872-2000	New Jersey	21-0398280
DELMARVA POWER & LIGHT COMPANY 800 King Street, P.O. Box 231 Wilmington, Delaware 19899 Telephone: (202)872-2000	Delaware Virginia	51-0084283
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ELLEN SHERIFF ROGERS Vice President, Secretary and Assistant Treasurer Pepco Holdings, Inc. 701 Ninth Street, N.W. Washington, D.C. 20068 (202) 872-3526
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copy to:
D. MICHAEL LEFEVER Covington & Burling LLP 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000
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Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, as determined by market and other conditions.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.     

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(2)
Pepco Holdings, Inc. (PHI)
Debt Securities Common Stock
Potomac Electric Power Company (Pepco)
Debt Securities
Atlantic City Electric Company (ACE)
Debt Securities
Delmarva Power & Light Company (DPL)
Debt Securities
(1)

An unspecified number or amount and aggregate initial offering price of the securities of each identified class is being registered as may from time to time be offered by PHI, Pepco, ACE, and DPL at unspecified prices, including an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee, except for:
•

$59,085.40 that PHI, Pepco, ACE and DPL are entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities having aggregate initial offering price of $502,000,000 registered pursuant to Registration Statement No. 333-123525, filed by PHI on March 23, 2005,

•

$8,090 that Pepco and PHI are entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities having aggregate initial offering price of $100,000,000 registered pursuant to Registration Statement No. 333-106209 filed by Pepco on June 18, 2003,

•

$10,517 that ACE and PHI are entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities having aggregate initial offering price of $130,000,000 registered pursuant to Registration Statement No. 333-108861 filed by ACE on September 17, 2003, and

•

$11,770 that DPL and PHI are entitled to offset pursuant to Rule 457(p) for fees paid with respect to unsold securities having aggregate initial offering price of $100,000,000 registered pursuant to Registration Statement No. 333-124331 filed by DPL on April 26, 2005.

In connection with the securities offered hereby, except for the application of these previously-paid fees, the registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b).

EXPLANATORY NOTE
This registration statement contains the following base prospectuses for use in connection with offerings by the respective companies:
A base prospectus for use by Pepco Holdings, Inc. ("PHI") in connection with the offer and sale of its debt securities and common stock.
A base prospectus for use by Potomac Electric Power Company ("Pepco") in connection with the offer and sale of its debt securities. Pepco is a wholly-owned subsidiary of PHI.
A base prospectus for use by Atlantic City Electric Company ("ACE") in connection with the offer and sale of its debt securities. ACE is an indirect, wholly-owned subsidiary of PHI.
A base prospectus for use by Delmarva Power & Light Company ("DPL") in connection with the offer and sale of its debt securities. DPL is an indirect, wholly-owned subsidiary of PHI.

Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in a prospectus supplement.

Additionally, this combined registration statement is separately filed by PHI, Pepco, ACE and DPL. The registration statement of each of the respective registrants consists of the prospectus of such registrant (including the documents incorporated therein by reference) and the information set forth in Part II of this registration statement that is applicable to such registrant. Each registrant makes no representation as to information relating to the other registrants

PROSPECTUS
[PHI LOGO]
Pepco Holdings, Inc.
Debt Securities Common Stock
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This prospectus relates to debt securities and common stock that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to the purchasers.
Our common stock is listed on the New York Stock Exchange under the symbol "POM."
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is August 24, 2007.

This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. including information about us, contained in this prospectus. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words "PHI," "the company," "we," "our," "ours" and "us" refer to Pepco Holdings, Inc. and its consolidated subsidiaries.
NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, the accompanying prospectus supplement and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe or predict future events or trends and include declarations regarding our intentions, beliefs and expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

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Prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power expenses, and present or prospective wholesale and retail competition;

•	Changes in and compliance with environmental and safety laws and policies;
•	Weather conditions;
•	Population growth rates and demographic patterns;
•	Competition for retail and wholesale customers;
•	General economic conditions, including potential negative impacts resulting from an economic downturn;
•	Growth in demand, sales and capacity to fulfill demand;
•	Changes in tax rates or policies or in rates of inflation;
•	Changes in accounting standards or practices;
•	Changes in project costs;
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•	Unanticipated changes in operating expenses and capital expenditures;
•	Our ability to obtain funding in the capital markets on favorable terms;
•

Rules and regulations imposed by Federal and/or state regulatory commissions, PJM Interconnection, LLC, or PJM, and other regional transmission organizations (NY ISO, ISO New England), the North American Electric Reliability Council and other applicable electric reliability organizations;

•	Legal and administrative proceedings (whether civil or criminal) and settlements that influence our business and profitability;
•	Pace of entry into new markets;
•	Volatility in market demand and prices for energy, capacity and fuel;
•	Interest rate fluctuations and credit market concerns; and
•	Effects of geopolitical events, including the threat of domestic terrorism.

Any forward-looking statements speak only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

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PEPCO HOLDINGS, INC.
We are a diversified energy company that, through our operating subsidiaries, is engaged primarily in two principal business operations:
•	electricity and natural gas delivery, and
•	competitive energy generation, marketing and supply.
Power Delivery

The largest component of our business is power delivery, which consists of the transmission and distribution of electricity and the distribution of natural gas. Our power delivery business is conducted by our three regulated utility subsidiaries: Potomac Electric Power Company, or Pepco, Delmarva Power & Light Company, or DPL, and Atlantic City Electric Company, or ACE, each of which is a regulated public utility in the jurisdictions that comprise its service territory. Each company is responsible for the delivery of electricity and, in the case of DPL, natural gas in its service territory, for which it is paid tariff rates established by the local public service commissions. Each company also provides default electricity supply, which is the supply of electricity at established rates to retail customers in its service territory who do not elect to purchase electricity from a competitive energy supplier. The rates each company is permitted to charge for the transmission of electricity is regulated by the FERC.

Competitive Energy

Our competitive energy operations are conducted through subsidiaries of Conectiv Energy Holding Company, which are collectively referred to as Conectiv Energy, and Pepco Energy Services, Inc. and its subsidiaries, which are collectively referred to as Pepco Energy Services. Conectiv Energy provides wholesale electric power, capacity and ancillary services in the wholesale markets administered by PJM and also supplies electricity to other wholesale market participants under long-term and short-term bilateral contracts. Pepco Energy Services provides retail energy supply, both electricity and natural gas, and energy services primarily to commercial, industrial and governmental customers.

Other Business Operations

Through our subsidiary, Potomac Capital Investment Corporation, or PCI, we maintain a portfolio of cross-border energy sale-leaseback transactions, with a book value at June 30, 2007 of approximately $1.3 billion.

Our headquarters are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000.
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USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2007 and for each year in the five-year period ended December 31, 2006.
	Six Months Ended June 30,		Twelve Months Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges	1.89	2.11	2.70	2.05	1.59	2.14

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, which consist of interest expense (which includes distributions on Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust ("Trust Preferred") subsequent to the implementation of SFAS No. 150 on July 1, 2003), interest factor in rentals, pre-tax preferred stock dividend requirements of subsidiaries and, prior to the implementation of SFAS No. 150, distributions on the Trust Preferred, less subsidiary capitalized interest.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer under this prospectus. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.

The debt securities will be issued in one or more series under the Indenture, dated as of September 6, 2002, between us and The Bank of New York, as trustee. The statements below are summaries of the material terms of the Indenture. In addition to this summary, you are urged to review the Indenture, which is filed as an exhibit to the registration statement under which the debt securities are registered.

General

We may issue an unlimited amount of debt securities under the Indenture. Debt securities issued under the Indenture will rank equally with all of our other unsecured and unsubordinated debt and liabilities, including trade payables, guarantees, lease obligations and letter of credit obligations.

The relevant prospectus supplement will describe the terms of the debt securities being offered, including:
•	the title of the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the debt securities will be payable;
•	the rate or rates at which the debt securities will bear interest, if any;
•	the currency or currency unit of payment if other than United States dollars;
•

the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

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•	our right, if any, to extend interest payment periods and the duration of any extension;
•	any redemption, repayment or sinking fund provisions;
•	the place or places where the principal of and any premium and interest on the debt securities will be payable;
•	the denominations in which the debt securities will be issuable;
•	the index, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined;
•

any addition to or change in the events of default set forth in the Indenture applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants set forth in the Indenture; and
•	any other terms of the debt securities not inconsistent with the provisions of the Indenture.

The Indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.

Conversion or Exchange

If any debt securities being offered are convertible into or exchangeable for common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange.

Structural Subordination

We are a holding company that conducts all of our operations through subsidiaries. Because the claims of our subsidiaries' creditors, including debtholders, and preferred stock holders are superior to our claims, as the direct or indirect holder of the common stock of our subsidiaries, with respect to the assets of our subsidiaries, the debt securities will be subordinated to all existing and future preferred stock and liabilities, including indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations, of our subsidiaries. Most of our subsidiaries have outstanding indebtedness, and ACE has outstanding shares of preferred stock. The provisions of the Indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global debt securities, each of which we refer to in this prospectus as a registered global security, that we will deposit with a depositary (or with a nominee of a depositary) identified in the prospectus supplement relating to such series and registered in the name of the depositary (or a nominee). In such a case, we will issue one or more registered global securities. The face of such registered global securities will set forth the aggregate principal amount of the series of debt securities that such global registered securities represent. The depositary (or its nominee) will not transfer any registered global security unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:

•	the depositary may transfer the whole registered global security to a nominee;
•	the depositary's nominee may transfer the whole registered global security to the depositary;
•	the depositary's nominee may transfer the whole registered global security to another of the depositary's nominees; and
•	the depositary (or its nominee) may transfer the whole registered global security to its (or its nominee's) successor.
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Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by such registered global security that are beneficially owned by such participants.

Any dealers, underwriters or agents participating in the distribution of such debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These restrictions and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary (or its nominee) is the record owner of a registered global security, such depositary (or its nominee) will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by such registered global security registered in their names, and will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders under the Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Payments of principal, premium, if any, and any interest on debt securities represented by a registered global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

Withdrawal of Depositary

If the depositary for any debt securities represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed within 90 days, or if a default or Event of Default has occurred, debt securities in definitive form will be issued in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, debt securities of such series in definitive form will be issued in exchange for all of the registered global security or registered global securities representing such debt securities. We understand, however, that under current industry practices DTC would notify its participants of our decision, but will only withdraw beneficial ownership interests from a global security at the request of such participant. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security. (Indenture, Section 305.)

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Payment and Paying Agents

Unless the relevant prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it practicable. (Indenture, Section 307.)

Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the debt securities will be payable at the office of the paying agent designated by us. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Indenture, Section 602.)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Indenture, Section 603.)

Registration and Transfer

If debt securities at any time are issued otherwise than as registered global securities, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Indenture, Section 602.)

No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 days prior to the date on which notice of redemption of any debt securities of that series is mailed or any debt security that is selected for redemption. (Indenture, Section 305.)

Defeasance

The Indenture provides that we may defease and be discharged from all obligations with respect to the debt securities and the Indenture, which we refer to as legal defeasance, or be released from our obligations under certain covenants under the Indenture with respect to the debt securities (as described below) such that our failure to comply with the defeased covenants will not constitute an Event of Default, which we refer to as covenant defeasance. Following a legal defeasance of a series of debt securities, payment of those debt securities may not be accelerated because of an Event of Default. Following a covenant defeasance of a series of debt securities, payment of those debt securities may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization.

If we satisfy the conditions necessary to effect a covenant defeasance with respect to a series of debt securities, we will be released from our obligations under:
(i)

the covenants in the senior indenture relating to limitations on liens or consolidations, mergers or sales of assets (see "Limitations on Liens" and "Consolidation, Merger and Sale of Assets" below) and

(ii)	any covenants applicable specifically to the series that were established by the instruments creating the series.
We may effect a legal defeasance or a covenant defeasance if:
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(i)

we irrevocably deposit in trust with the trustee money or Eligible Obligations (which are defined in the Indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal of, and any premium and interest on, the debt securities;

(ii)	no default or Event of Default with respect to the applicable series of debt securities has occurred and is continuing;
(iii)	the legal defeasance or covenant defeasance will not:
(a)	cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");
(b)

result in the trust arising from the deposit with the trustee of funds to pay all amounts due under the debt securities constituting, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(c)	result in a breach or violation of, or constitute a default under, the Indenture or any other agreement to which we are a party or by which we are bound; and
(d)	cause any debt securities then listed on any national securities exchange to be delisted;
(iv)	we deliver to the trustee a customary opinion of counsel (in addition to the tax opinion described below);
(v)	we comply with any additional terms, conditions or limitations imposed in any supplemental indenture relating to the debt securities defeased;
(vi)	we pay the applicable fees and expenses of the trustee; and
(vii)	we deliver to the trustee a customary officer's certificate stating that we have complied with all conditions precedent to the legal defeasance or the covenant defeasance.
We may not effect a legal defeasance or a covenant defeasance unless we deliver to the trustee an opinion of counsel to the effect that the holders of the affected debt securities will:
(i)	not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance and
(ii)	be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.
In the case of legal defeasance, such opinion must be based upon a change in law or a ruling of the Internal Revenue Service. (Indenture, Article Seven.)
Limitation on Liens
Capitalized terms used in the text of this section have the meanings given to such terms at the end of this section.

The Indenture provides that we will not, and will not permit any Significant Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Significant Subsidiary, now or hereafter owned by us or by any Significant Subsidiary, to secure any Indebtedness without also securing the outstanding debt securities issued under the Indenture equally and ratably with such Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to or prevent the creation or any extension, renewal or refunding of:

(i)

any mortgage, pledge, security interest, lien or encumbrance (collectively, "lien") upon any capital stock created at the time it is acquired by us or any Significant Subsidiary or within 360 days after that time to secure all or any portion of the purchase price for the capital stock;

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(ii)

any lien upon any capital stock existing at the time it (or any corporation or other legal entity that directly, or indirectly, owns such capital stock) is acquired by us or any Significant Subsidiary, whether or not the secured obligations are assumed by us or such Significant Subsidiary;

(iii)	any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:
(a)

the execution or enforcement of the lien is effectively stayed within 60 days after entry of the corresponding judgment or the corresponding judgment has been discharged within that 60-day period and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted; or

(b)	the payment of the lien is covered in full by insurance (except for the applicable deductibles) and the insurance company has not denied or contested coverage thereof; or
(c)

so long as the lien is adequately bonded, any appropriate and duly initiated legal proceedings for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired; or

(iv)

any lien related to the financing of any property of any Significant Subsidiary, the obligee in respect of which has no recourse to us and recourse only to the assets of such Significant Subsidiary financed in whole or in part with the proceeds of the Indebtedness secured by such lien and the capital stock of such Significant Subsidiary; provided that the only property of such Significant Subsidiary is the property financed in whole or in part with the proceeds of the Indebtedness secured by such lien; provided further that the obligee referenced herein shall be deemed not to have recourse to us to the extent that we have entered into obligations to provide equity contributions (or credit support for such equity contributions or subordinated loans in lieu of equity contributions) or performance guarantees with respect to engineering, procurement or construction contracts or other project documents (excluding loan documents or other debt instruments) related to the assets being financed, or similar obligations, which obligations are, in nature and amount, then customary for project sponsors in connection with financings of the type contemplated in this clause (iv).

We refer to the liens permitted by clauses (i) through (iv) above as "Permitted Liens."
For purposes of the restriction described in the preceding paragraph, "Indebtedness" means:
(i)	all indebtedness created or assumed by us or any Subsidiary for the repayment of money borrowed;
(ii)

all indebtedness for money borrowed secured by a lien upon property owned by us or any Subsidiary and upon which indebtedness for money borrowed we, or any Subsidiary, customarily pay interest, although we, or such Subsidiary, have not assumed or become liable for the payment of the indebtedness for money borrowed; and

(iii)

all indebtedness of others for money borrowed which is guaranteed as to payment of principal by us or any Subsidiary or in effect guaranteed by us or such Subsidiary through a contingent agreement to purchase the indebtedness for money borrowed, but excluding from this definition any other contingent obligation of us or any Subsidiary in respect of indebtedness for money borrowed or other obligations incurred by others.

"Subsidiary" means a corporation in which more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

"Significant Subsidiary" means any Subsidiary, the Assets of which constitute five percent or more of the total Assets of us and our Consolidated Subsidiaries as of the time that any lien upon the capital stock of such Subsidiary is effected.

The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables.
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Notwithstanding the foregoing, except as otherwise specified in the officers certificate setting out the terms of a particular series of debt securities, we may, without securing the debt securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any lien, in addition to Permitted Liens, upon, capital stock of any Significant Subsidiary now or hereafter owned by us to secure any Indebtedness in an aggregate amount which, together with all other such Indebtedness so secured, does not exceed 15% of Consolidated Capitalization. For this purpose, "Consolidated Capitalization" means the sum of:

(i)	Consolidated Shareholders' Equity;
(ii)

Consolidated Indebtedness for money borrowed, which is total indebtedness as shown on the consolidated balance sheet of us and our Consolidated Subsidiaries, inclusive of any that is due and payable within one year of the date the sum is determined;

(iii)	any preference or preferred stock of us or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions; and, without duplication; and
(iv)	Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust.

The term "Consolidated Shareholders' Equity" means the total Assets of us and our Consolidated Subsidiaries less all liabilities of us and our Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation:

(i)

indebtedness secured by property of us or any Consolidated Subsidiary, whether or not we or such Consolidated Subsidiary is liable for the payment of the indebtedness, unless, in the case that we or such Consolidated Subsidiary is not so liable, the property has not been included among the Assets of us or such Consolidated Subsidiary on the balance sheet;

(ii)	deferred liabilities;
(iii)	indebtedness of us or any Consolidated Subsidiary that is expressly subordinated in right and priority of payment to other liabilities of us or such Consolidated Subsidiary; and
(iv)	Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust.

As used in this definition, "liabilities" includes preference or preferred stock of us or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

"Consolidated Subsidiary" means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of us in our consolidated financial statements as of that date.

The Indenture does not limit the ability of any of our Subsidiaries to grant liens upon any of their properties (other than the capital stock of their Significant Subsidiaries) or to transfer assets to Subsidiaries the capital stock of which may be subjected to liens. Furthermore, Permitted Liens, under some circumstances, could be placed on the capital stock of Significant Subsidiaries holding a significant portion of our assets. (Indenture, Section 608.)

Consolidation, Merger and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any entity, unless:

(i)

the surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia and it expressly assumes our obligations on all debt securities under the Indenture;

(ii)

immediately after giving effect to the transaction, no Event of Default under the Indenture or no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iii)	we shall have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the Indenture.
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(Indenture, Section 1101.)

Upon any consolidation with or merger into another person, or any conveyance, or other transfer or lease of our properties and assets as or substantially as an entirety to any other person as described above, the successor person or the person to which such conveyance, transfer or lease is made would succeed to, and be substituted for, us under the Indenture, and may exercise every right and power of ours under the Indenture, and except in the case of a lease we would be relieved of all obligations and covenants under the Indenture and on the debt securities then outstanding. (Indenture, Section 1102.)

Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

(i)

there could be a disagreement between us and the holders of debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the Indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the Indenture;

(ii)

in the event that the holders of debt securities attempt to declare an Event of Default and exercise their acceleration rights under the Indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase "substantially as an entirety"; and

(iii)	it may be difficult for holders of debt securities to declare an Event of Default and exercise their acceleration rights.
Event of Default
The term "Event of Default," when used in the Indenture with respect to any debt securities issued thereunder, means any of the following:
(i)	failure to pay interest on such debt securities within 30 days after it is due;
(ii)	failure to pay the principal of or any premium on any such debt securities when due;
(iii)

failure to perform or breach of any covenant or warranty in the Indenture, except for a covenant or a warranty that is solely for the benefit of one or more series of debt securities other than such series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of a majority in aggregate principal amount of the debt securities of that series; provided, however, that if we initiate corrective action within 90 days after receipt of notice from the trustee or the holders of the debt securities, such period will be extended for as long as we continue to diligently pursue such action; or

(iv)	events of our bankruptcy, insolvency or reorganization specified in the Indenture.
(Indenture, Section 801.)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 902.)

Remedies

If an Event of Default under the Indenture for any series of debt securities occurs and continues, the trustee or the holders of a majority in aggregate principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding debt securities under the Indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. (Indenture, Section 802.)

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At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the Indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if

(i)	we have paid or deposited with the trustee a sum sufficient to pay:
(a)	all matured installments of interest on all debt securities of the series;
(b)	the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration;
(c)

interest on overdue interest (to the extent allowed by law) and on principal and any premium which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such debt securities; and

(d)	all amounts due to the trustee under the Indenture; and
(ii)

any other Event of Default under the Indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the Indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Indenture, Section 802.)

The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred upon the trustee. However, if the Event of Default under the Indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (Indenture, Section 812.) The trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.

No holder of debt securities of any series will have any right to institute any proceeding under the Indenture, or for any remedy under the Indenture, unless:
(i)	the holder has previously given to the trustee written notice of a continuing Event of Default under the Indenture;
(ii)

the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the Indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee, to institute proceedings;

(iii)	the trustee has failed to institute any proceeding for 60 days after notice; and
(iv)

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the Indenture has occurred and is continuing, considered as one class.

In addition, no holder of debt securities will have any right to institute any action under the Indenture to disturb or prejudice the rights of any other holder of debt securities. (Indenture, Section 807.)

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Indenture, Section 808.)

We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture. (Indenture, Section 606.)
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Modification and Waiver
Without the consent of any holder of debt securities issued under the Indenture, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;
(ii)	to add to our covenants or to surrender any of our rights or powers under the Indenture;
(iii)	to add additional events of default under the Indenture;
(iv)

to change, eliminate or add any provision to the Indenture; provided, however, that, if the change will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:

(a)	when the consent of the holders of debt securities of such series has been obtained in accordance with the Indenture; or
(b)	when no debt securities of the affected series remain outstanding under the Indenture;
(v)	to provide collateral security for all but not part of the debt securities;
(vi)	to establish the form or terms of debt securities of any series as permitted by the Indenture;
(vii)	to provide for the authentication and delivery of bearer securities;
(vii)	to evidence and provide for the acceptance of appointment of a successor trustee;
(ix)	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;
(x)	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange, and notices to us may be served
(xi)

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(xii)

to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act and to add to the Indenture such other provisions as may be expressly required under the Trust Indenture Act.

(Indenture, Section 1201.)
The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with the requirements that we:
(i)	preserve our corporate existence and
(ii)	adhere to the restrictions on consolidation, merger and conveyance contained in the Indenture.

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding and with respect to which compliance is to be omitted, considered as one class, may waive our compliance with the requirements that we:

(i)	maintain an office or agency where payment of the debt securities can be made and notices and demands relating to the debt securities can be delivered and
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(ii)	comply with any additional covenants or restrictions with respect to a particular series of debt securities established in the instrument creating the series.

(Indenture, Section 607.) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected as described below. (Indenture, Section 813.)

If any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act will control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the Indenture as so modified or to be excluded. (Indenture, Section 108.)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the Indenture. However, if less than all of the series or tranches of debt securities outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected will be required. No such amendment or modification may:

(i)

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made; or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

(ii)

reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences without the consent of all the holders of the series; or

(iii)

modify certain of the provisions of the Indenture relating to supplemental indentures, restrictions on the ability of the holders of the debt securities to waive covenant compliance (as described above) and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

(Indenture, Section 1202.)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (Indenture, Section 1202.)

The Indenture provides that debt securities owned by us, any other obligor upon the debt securities or an affiliate of ours or the other obligor shall be disregarded and considered not to be outstanding in determining whether the required holders of all of the debt securities or of any particular series of debt securities have given a request or consent unless we, the other obligor or the affiliate owns all of the debt securities or all of the particular series of debt securities (except if more than one series is voting together as a class, in which case the debt securities of the series owned entirely by us, the other obligor or the affiliate will be disregarded). (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Indenture, Section 104.)

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Resignation of the Trustee; Removal

The trustee may resign at any time by giving written notice to us, or the holders of a majority in principal amount of any series of debt securities may remove the trustee at any time by giving written notice to us and the trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the respective indenture, the trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. (Indenture, Section 910.) If the trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the trustee generally must either eliminate the conflicting interest or resign within 90 days. (Indenture, Section 908.)

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities. (Indenture, Section 106.)
Title

We, the trustee and any agent of us or the trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law
The Indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 113.)
Information about the Trustee

The trustee under the Indenture is The Bank of New York. In addition to acting as trustee under the Indenture, The Bank of New York acts, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee in the ordinary course of our businesses.

DESCRIPTION OF COMMON STOCK

The following description of the terms of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate. This section also summarizes certain relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law." The terms of our certificate of incorporation and bylaws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Authorized and Outstanding Shares

Our authorized capital stock consists of (i) 400,000,000 shares of common stock, par value $0.01 per share, and (ii) 40,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2007, 193,517,986 shares of common stock were outstanding, and no shares of preferred stock were outstanding. All of the outstanding shares of common stock are fully paid and nonassessable.

Dividend Rights

Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to such dividends as may be declared from time to time by our Board of Directors. We may pay dividends on the common stock from any funds, property or shares legally available for this purpose.

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Voting Rights and Cumulative Voting

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of the holders of common stock. Holders of common stock do not have cumulative voting rights for the election of directors.

Preemptive Rights
The holders of common stock have no preemptive rights to purchase additional shares of common stock or any other securities of the Company.
Liquidation Rights

In the event we are liquidated, dissolved or wound up, after payment (or making provision for payment) of our debts and liabilities and payment of the full preferential amounts to which the holders of any outstanding series of preferred stock are entitled, the holders of common stock are entitled to receive the balance of our remaining assets, if any.

Transfer Agent and Registrar
American Stock Transfer & Trust Company, N.A. serves as a transfer agent and registrar for the common stock.
Delaware Business Combination Statute

Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period did own) 15% or more of the corporation's voting stock (which we refer to as an "interested stockholder") for a three-year period following the time the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

A business combination generally includes:
•	mergers and consolidations with or caused by an interested stockholder;
•	sales or other dispositions of 10% or more of the assets of a corporation to an interested stockholder;
•	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and
•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders.

Because our certificate of incorporation and bylaws do not include any provision to "opt-out" of the Delaware business combination statute, the statute will apply to business combinations involving us.

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Board of Directors

Our board of directors currently consists of twelve directors. In 2005, we amended our bylaws to eliminate the staggered election of our directors. Beginning in 2008, each director will be elected at the annual meeting of stockholders to serve a one-year term and until his or her successor is elected and qualified or until his earlier death, resignation or removal.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by William T. Torgerson, Esq., our General Counsel, and by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Pepco Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our common stock is listed on the New York Stock Exchange under the ticker symbol "POM." You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is a part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.

•	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007 (File No. 1-31403);
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 7, 2007 (File No. 1-31403);
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-31403);
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•	Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on April 27, 2007, May 3, 2007, June 8, 2007, July 27, 2007, August 8, 2007 and August 13, 2007 (File No. 1-31403); and
•

The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on July 23, 2002 (File No. 1-31403), registering the common stock under Section 12(b) of the Exchange Act and any amendment or report subsequently filed for the purpose of updating such description.

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2900.

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PROSPECTUS
[PEPCO LOGO]
Potomac Electric Power Company
Debt Securities
____________________

This prospectus relates to debt securities that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to the purchasers.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________
The date of this prospectus is August 24, 2007.
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This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. including information about us, contained in this prospectus. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words "Pepco," "the company," "we," "our," "ours" and "us" refer to Potomac Electric Power Company and its consolidated subsidiaries.
NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, the accompanying prospectus supplement and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe or predict future events or trends and include declarations regarding our intentions, beliefs and expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

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Prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power expenses, and present or prospective wholesale and retail competition;

•	Changes in and compliance with environmental and safety laws and policies;
•	Weather conditions;
•	Population growth rates and demographic patterns;
•	Competition for retail and wholesale customers;
•	General economic conditions, including potential negative impacts resulting from an economic downturn;
•	Growth in demand, sales and capacity to fulfill demand;
•	Changes in tax rates or policies or in rates of inflation;
•	Changes in project costs;
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•	Unanticipated changes in operating expenses and capital expenditures;
•	Our ability to obtain funding in the capital markets on favorable terms;
•	Restrictions imposed by Federal and/or state regulatory commissions;
•	Legal and administrative proceedings (whether civil or criminal) and settlements that influence our business and profitability;
•	Volatility in market demand and prices for energy, capacity and fuel;
•	Interest rate fluctuations and credit market concerns; and
•	Effects of geopolitical events, including the threat of domestic terrorism.

Any forward-looking statements speak only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

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POTOMAC ELECTRIC POWER COMPANY

We are a regulated public utility company engaged in the transmission and distribution of electricity in Washington, D.C. and major portions of Prince George's and Montgomery Counties in suburban Maryland. We are a wholly owned subsidiary of Pepco Holdings, Inc., or PHI.

We are responsible for the delivery of electricity in our service territory, which covers approximately 640 square miles and, as of December 31, 2006, had a population of 2.1 million. As of December 31, 2006, we delivered electricity to 753,000 customers, of which 240,960 were located in the District of Columbia and 512,040 were located in Maryland. Of the 26,488,000 megawatt hours of electricity we delivered in 2006, approximately 29% was delivered to residential customers, 51% to commercial customers, and 20% to United States and District of Columbia government customers. The rates we are paid for the delivery of electricity in the District of Columbia are established by the District of Columbia Public Service Commission, or the DCPSC, and in Maryland by the Maryland Public Service Commission, or the MPSC.

Our transmission facilities are interconnected with the transmission facilities of contiguous facilities and as such are part of an interstate power transmission grid over which electricity is transmitted throughout the eastern United States. We are members of the PJM Regional Transmission Organization, which directs the operation of our transmission facilities. The rates we are paid for the transmission of electricity over our facilities are established by the Federal Energy Regulatory Commission.

We also supply electricity at regulated rates to retail customers in our service territories who do not elect to purchase electricity from a competitive supplier, which is referred to herein as Standard Offer Service, or SOS. We purchase the power supply required to satisfy our SOS obligation from wholesale suppliers under contracts entered into pursuant to a competitive bid procedure approved, respectively, by the DCPSC and the MPSC.

Our headquarters are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000.
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USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our ratio of earnings to fixed charges and ratio of earnings to fixed charges for the six months ended June 30, 2007 and for each year in the five-year period ended December 31, 2006.

	Six Months Ended June 30,	Twelve Months Ended December 31,
	2007	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	2.01	2.59	4.04	2.57	2.63	2.56

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, which consist of interest expense (which includes distributions on Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust (the "Trust Preferred") subsequent to the implementation of Statement of Financial Accounting Standards No. 150 ("SFAS 150") on July 1, 2003), interest factor in rentals and, prior to the implementation of SFAS 150, distributions on the Trust Preferred, less subsidiary capitalized interest.

DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities sets forth certain general terms and provisions of debt securities that we may offer pursuant to this prospectus, which could be senior notes, first mortgage bonds and other debt securities. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.

We may issue:
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senior notes in one or more series under the indenture, dated as of November 17, 2003 (referred to herein as the senior note indenture), between us and The Bank of New York, as trustee (referred to herein as the senior trustee);

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first mortgage bonds in one or more series under the Mortgage and Deed of Trust, dated July 1, 1936, between us and The Bank of New York, as trustee (as successor in such capacity to The Riggs National Bank of Washington, D.C.) (referred to herein as the mortgage trustee), as amended and supplemented by a separate supplemental indenture each time first mortgage bonds are issued (referred to herein as the mortgage); and

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other debt securities in one or more series under the indenture, dated as of July 28, 1989 (referred to herein as the note indenture), between us and The Bank of New York, as trustee (referred to herein as the note trustee).

The statements set forth below include brief summaries of certain provisions contained in the senior indenture, the mortgage and the note indenture. These summaries do not purport to be complete and are qualified in their entirety by reference to the senior note indenture, the mortgage and the note indenture, the forms of which are filed as exhibits to the registration statement of which this prospectus is a part.

Description of Senior Notes
The following description of the senior notes sets forth certain general terms and provisions of the senior notes that we may offer pursuant to this prospectus.
General

Until the release date described below, each series of senior notes offered by this prospectus will be secured by a corresponding series of our first mortgage bonds. See "Security; Release Date" below. In addition to the senior notes offered by this prospectus, the senior indenture provides that we may issue other senior notes from time to time under the senior indenture

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without limitation as to aggregate principal amount. However, until the release date, the amount of senior notes that we may issue under the senior indenture cannot exceed the aggregate principal amount of first mortgage bonds that we are able to issue under the mortgage. See "Description of First Mortgage Bonds - Issuance of Additional First Mortgage Bonds" below.

The relevant prospectus supplement will describe the terms of the senior notes being offered, including:
•	the title of the senior notes;
•	any limit on the aggregate principal amount of the senior notes;
•	the date or dates on which the principal of and any premium on the senior notes will be payable;
•	the rate or rates at which the senior notes will bear interest, if any;
•	the currency or currency unit of payment if other than United States dollars;
•

the date from which interest, if any, on the senior notes will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;
•	any redemption, repayment or sinking fund provisions;
•	the place or places where the principal of and any premium and interest on the senior notes will be payable;
•	the denominations in which the senior notes will be issuable;
•	the index, if any, with reference to which the amount of principal of or any premium or interest on the senior notes will be determined;
•

any addition to or change in the events of default set forth in the senior indenture applicable to the senior notes and any change in the right of the senior trustee or the holders to declare the principal amount of the senior notes due and payable;

•	any addition to or change in the covenants set forth in the senior indenture; and
•	any other terms of the senior notes not inconsistent with the provisions of the senior indenture.

The senior indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the senior notes special protection in the event of a highly leveraged transaction.

Security; Release Date
General

Until the release date, the payment of principal of, and any premium and interest on, each series of senior notes offered by this prospectus and the accompanying prospectus supplement will be secured by a corresponding series of first mortgage bonds issued under the mortgage described below and held by the senior trustee. See "Description of First Mortgage Bonds" below. In this prospectus we refer to first mortgage bonds held by the senior trustee as security for senior notes as collateral bonds. At any time after all first mortgage bonds issued and outstanding under the mortgage, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds "deemed to have been paid" within the meaning of Article XVI of the mortgage), so long as no default or Event of Default has occurred and is continuing under the senior indenture and certain other requirements are met, the senior trustee will surrender all collateral bonds to us on a date specified by us. We refer to this date as the release date. After the release date, the senior notes will cease to be secured by collateral bonds and will become our unsecured general obligations. (Senior Indenture, Section 1303)

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Delivery of Collateral Bonds

Simultaneously with or prior to the issuance of each series of senior notes, we will issue and deliver to the senior trustee, for the benefit of the holders of the senior notes of that series, collateral bonds registered in the name of the senior trustee in an aggregate principal amount equal to or exceeding the aggregate principal amount of the senior notes of such series, with a stated maturity date that is the same as the stated maturity date of the senior notes of such series, bearing an interest rate equal to the interest rate borne by the senior notes of such series, having interest payment dates that are the same as the interest payment dates of the senior notes of such series, with the same redemption provisions, if any, as the senior notes of such series (in addition to those described below under "Description of First Mortgage Bonds - Mandatory Redemption"), and in all other material respects conforming as nearly as is practicable to the terms of the senior notes of such series. (Senior Indenture, Section 1302)

Until the release date, the collateral bonds delivered to the senior trustee will be held in trust by the senior trustee for the equal and proportionate benefit and security of the holders from time to time of the corresponding series of senior notes, and shall serve as security for the full and prompt payment of the principal of and premium, if any, on the corresponding series of senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise and the full and prompt payment of interest on such senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior indenture. (Senior Indenture, Section 1303)

Each series of senior notes will be secured by only one corresponding series of collateral bonds, and each such series of collateral bonds will secure only that series of senior notes. (Senior Indenture, Section 1302)

Payment of Principal, Premium and Interest on Collateral Bonds

Our obligation to make any payment of principal of, or premium, if any, or interest on, any collateral bonds will be deemed to be satisfied and discharged to the extent that payment of the principal of, or premium, if any, or interest on, the senior notes secured by such collateral bonds has been made or otherwise discharged by us. (Senior Indenture, Section 1305)

Restrictions on Transfer of Collateral Bonds

Except as required to effect an assignment of its rights and obligations under the senior indenture to a successor trustee and except for the release of the collateral bonds to us or the mortgage trustee in accordance with the senior indenture, the senior trustee may not transfer any collateral bonds held by it as security for senior notes. (Senior Indenture, Section 1307)

Redemption of Collateral Bonds

The collateral bonds securing any series of senior notes will be redeemable upon the acceleration of maturity of the related series of senior notes as the result of any Event of Default under the senior indenture (if the maturity of such collateral bonds has not already been accelerated), at a redemption price equal to the principal amount of such collateral bonds, plus accrued and unpaid interest thereon to the date of the redemption demand. (Senior Indenture, Section 1302; Part III, Section 2, of the Collateral Bond Supplemental Indenture) In such event, the senior trustee is required under the senior indenture to file with us a demand for redemption of the collateral bonds. (Senior Indenture, Section 802)

Effect of Release Date

After the release date, the senior notes will cease to be secured by the collateral bonds and the senior trustee is required to surrender to us or the mortgage trustee all collateral bonds then held by it. (Senior Indenture, Sections 1303 and 1308) The senior trustee is required to provide notice to all holders of senior notes of the occurrence of the release date. (Senior Indenture, Section 1308)

Release of Security Prior to Release Date

The senior indenture permits us to reduce, prior to the release date, the aggregate principal amount of a series of collateral bonds securing a series of senior notes to the extent that we pay or provide for the payment, in whole or part, of the principal of such senior notes. In no event may the principal amount of collateral bonds pledged to the senior trustee as security for the senior notes of any series be reduced prior to the release date to an amount less than the aggregate principal amount of the outstanding senior notes of such series. (Senior Indenture, Section 1308)

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Voting of Collateral Bonds

At any meeting of the holders of any series of collateral bonds, or if the consent of holders of such series of collateral bonds is sought without a meeting, the senior trustee is required to vote all collateral bonds of such series then held by it, or to grant orwithhold its consent with respect thereto, as the senior trustee determines to be in the best interests of the holders of the corresponding series of senior notes, unless the senior trustee is directed otherwise by the holders of not less than a majority in aggregate principal amount of such series of senior notes. In exercising such responsibilities, the senior trustee may solicit instructions from the holders of any series of senior notes and, if so, shall vote or shall grant or withhold its consent with respect to the collateral bonds as directed by the holders of a majority in aggregate principal amount of the senior notes.

However, the senior indenture provides that (i) the senior trustee shall be deemed to have voted all collateral bonds in favor of, or granted its consent with respect to, and (ii) each holder of senior notes shall be deemed to have instructed the senior trustee to vote in favor of or grant its consent to, the following amendments to the mortgage:

•

an amendment allowing us, at our election, to reduce the amount of cash required to be deposited with the mortgage trustee to obtain the release of any property from the lien of the mortgage by an amount equal to the principal amount of first mortgage bonds that we would be entitled to have authenticated and delivered by the mortgage trustee at the time of such release on the basis of the net bondable value of property additions (as more fully described below under "Description of First Mortgage Bonds - Release of Property") and

•

an amendment providing that any moneys held by the mortgage trustee as part of the trust estate under the mortgage will be paid to us by the mortgage trustee upon our order in an amount equal to the principal amount of first mortgage bonds that we would be entitled to have authenticated and delivered by the mortgage trustee at the time of such order on the basis of the net bondable value of property additions (as more fully described below under "Description of First Mortgage Bonds - Withdrawal of Cash Deposited with Mortgage Trustee"). (Senior Indenture, Section 1306)

Limitations on Liens and Sale and Leaseback Transactions After Release Date

The senior indenture provides that, so long as any senior notes are outstanding, after the release date we will not issue, assume, guarantee or permit to exist any Indebtedness secured by any Lien on any Operating Property that we now own or hereafter acquire (which is referred to in the senior indenture as "Secured Debt"), without either

•	effectively securing the senior notes equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured) or
•

delivering to the senior trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Indebtedness in an aggregate principal amount equal to the aggregate principal amount of the senior notes then outstanding and meeting certain other requirements set forth in the senior indenture.

However, this restriction will not apply to:
•	Liens on Operating Property, other than the mortgage, existing on the date of the senior indenture;
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any Lien existing on Operating Property existing at the time we acquire it, provided that (i) the Lien is not created in contemplation of or in connection with such acquisition and (ii) the Lien does not extend to any of our other property or assets;

•

Liens on property of a corporation existing at the time such corporation is merged into or consolidated with us; provided that (i) the Lien is not created in contemplation of or in connection with such transaction and (ii) the Lien does not extend to any of our other property or assets;

•

Liens on any Operating Property that we acquire, construct or improve, if the Liens are created or incurred within 18 months after the acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such Operating Property or the cost of such construction or improvement, including carrying costs; provided that the Liens do not apply to any of our other property;

•

Liens in favor of any state or the District of Columbia or any department, agency, or instrumentality or political subdivision thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit

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enhancement with respect to such securities), to secure any Indebtedness incurred to finance all or part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving any Operating Property;

•

extensions, renewals and replacements of Liens described above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and theobligations secured by any such extension, renewal or replacement Lien are in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and

•	Liens on Operating Property resulting from any Sale and Leaseback Transaction as described below.

The senior indenture also provides that, so long as any senior notes are outstanding, after the release date we will not enter into or permit to exist any Sale and Leaseback Transaction, except this restriction will not prevent us from entering into or permitting to exist:

•	any Sale and Leaseback Transaction involving a lease with a term of four years or shorter;
•	any Sale and Leaseback Transaction of a corporation existing at the time such corporation is merged into or consolidated with us and any extensions, renewals and replacements thereof;
•

any Sale and Leaseback Transaction with respect to any Operating Property if such lease is entered into within 18 months after the later of the acquisition, completion of construction or commencement of operation of such Operating Property and any extensions, renewals and replacements thereof; and

•

any Sale and Leaseback Transaction if, within 120 days after the effective date of the lease, we apply to the retirement of our Secured Debt an amount equal to the greater of (i) the net proceeds of the sale of the Operating Property leased in such Sale and Leaseback Transaction and (ii) the fair market value (as determined in good faith by our Board of Directors) of the Operating Property on any date within 90 days prior to the effective date of the lease, except that the amount we are required to apply to the retirement of Secured Debt will be reduced by the principal amount of any senior notes surrendered to the trustee for cancellation within 120 days after the effective date of the lease and the principal amount of Secured Debt, other than senior notes, we voluntarily retire within 120 days after the effective date of the lease.

In addition to the permitted Liens and Sale and Leaseback Transactions described above, the senior indenture permits us to incur Indebtedness secured by Liens on any Operating Property and enter into Sale and Leaseback Transactions so long as the aggregate amount of all Indebtedness secured by the Liens resulting from these transactions does not exceed the greater of:

•	15% of Tangible Assets as of the date of our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act and
•	15% of Capitalization as shown on our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act.
For purposes of this section of the prospectus:

"Indebtedness" means all of our outstanding indebtedness for money borrowed evidenced by notes, debentures, bonds or other securities or guarantees of any thereof and all of our Capital Lease obligations;

"Capital Lease" means any lease that has been or would be capitalized on our books in accordance with generally accepted accounting principles;

"Lien" means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on an asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to an asset;

"Operating Property" means (i) any interest in real property we own and (ii) any asset we own that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any interest as lessee under a Capital Lease (except for a Capital Lease that results from a Sale and Leaseback Transaction);

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"Sale and Leaseback Transaction" means any arrangement with any person or entity providing for the leasing to us of any property, which property prior to the leasing thereof to us was Operating Property and was sold by us to such person or entity; provided, however, Sale and Leaseback Transaction shall not include any arrangement entered into prior to the date of the senior indenture and shall not include any transaction pursuant to which we sell Operating Property to, and thereafter purchase energy or services from, any person or entity which transaction is ordered or authorized by any regulatory authority having jurisdiction over us or our operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any such regulatory authority;

"Tangible Assets" means the amount shown as total assets on our consolidated balance sheet, less all intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense, all as determined by us in accordance with generally accepted accounting principles applicable to the type of business in which we are engaged; and

"Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) all liabilities for Indebtedness and (ii) common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock that we hold in our treasury.

(Senior Indenture, Sections 608 and 609)
Global Securities

We may issue registered senior notes of any series in the form of one or more fully registered global senior notes, each of which we refer to in this prospectus as a registered global security, that we will deposit with a depositary (or with a nominee of a depositary) identified in the prospectus supplement relating to such series and registered in the name of the depositary (or a nominee). In such a case, we will issue one or more registered global securities. The face of such registered global securities, will set forth the aggregate principal amount of the series of senior notes that such global registered securities represent. The depositary (or its nominee) will not transfer any registered global security unless and until it is exchanged in whole or in part for senior notes in definitive registered form, except that:

•	the depositary may transfer the whole registered global security to a nominee;
•	the depositary's nominee may transfer the whole registered global security to the depositary;
•	the depositary's nominee may transfer the whole registered global security to another of the depositary's nominees; and
•	the depositary (or its nominee) may transfer the whole registered global security to its (or its nominee's) successor.
Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of senior notes to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the senior notes represented by such registered global security that are beneficially owned by such participants.

Any dealers, underwriters or agents participating in the distribution of such senior notes will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These restrictions and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary (or its nominee) is the record owner of a registered global security, such depositary (or its nominee) will be considered the sole owner or holder of the senior notes represented by such registered global security for all purposes under the senior indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the senior notes represented by such registered global security registered in their names, and will not receive or be entitled to receive physical delivery of such senior notes in definitive form and will not be considered the owners or holders under the senior indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the senior indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the senior indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Payments of principal, premium, if any, and any interest on senior notes represented by a registered global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

We expect that the depositary for any senior notes represented by a registered global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such registered global security, will promptly credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

Withdrawal of Depositary

If the depositary for any senior notes represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed within 90 days, or if a default or Event of Default has occurred, senior notes in definitive form will be issued in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the senior notes of a series represented by one or more registered global securities and, in such event, senior notes of such series in definitive form will be issued in exchange for all of the registered global security or registered global securities representing such senior notes. We understand, however, that under current industry practices DTC would notify its participants of our decision, but will only withdraw beneficial ownership interests from a global security at the request of each participant. Any senior notes issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security. (Senior Indenture, Section 305)

Payment and Paying Agents

Unless the relevant prospectus supplement indicates otherwise, payment of interest on a senior note on any interest payment date will be made to the person in whose name such senior note is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any senior note, the defaulted interest may be paid to the holder of such senior note as of the close of business on a special record date no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that senior note may be listed, if the senior trustee finds it practicable. (Senior Indenture, Section 307)

Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the senior notes will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the senior trustee in the City of New York will be designated as our sole paying agent for payments with respect to senior notes of each series. Any other paying agents initially designated by us for the senior notes of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior notes of a particular series. (Senior Indenture, Section 602)

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All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any senior note which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such senior note thereafter may look only to us for payment. (Senior Indenture, Section 603)

Registration and Transfer

If senior notes at any time are issued otherwise than as registered global securities, the transfer of the senior notes may be registered, and senior notes may be exchanged for other senior notes of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the senior trustee. We may change the place for registration of transfer and exchange of the senior notes and designate additional places for registration of transfer and exchange. (Senior Indenture, Section 602)

No service charge will be made for any transfer or exchange of the senior notes. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the senior notes of any series during the 15 days prior to the date on which notice of redemption of any senior notes of that series is mailed or any senior note that is selected for redemption. (Senior Indenture, Section 305)

Defeasance

The senior indenture provides that we may defease and be discharged from all obligations with respect to the senior notes and the senior indenture ("legal defeasance") or be released from our obligations under certain covenants under the senior indenture with respect to the senior notes such that our failure to comply with the defeased covenants will not constitute an Event of Default ("covenant defeasance"). Following a legal defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default. Following a covenant defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization.

We may effect a legal defeasance or a covenant defeasance by
(i)

irrevocably depositing in trust with the senior trustee money or Eligible Obligations (which are defined in the senior indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal of, and any premium and interest on, the senior notes and

(ii)	satisfying certain other conditions specified in the senior indenture.
We may not effect a legal defeasance or a covenant defeasance unless we deliver to the senior trustee an opinion of counsel to the effect that the holders of the affected senior notes will
(i)	not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance and
(ii)	be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.
In the case of legal defeasance, such opinion must be based upon a change in law or a ruling of the Internal Revenue Service. (Senior Indenture, Article Seven)
Consolidation, Merger and Sale of Assets

Under the terms of the senior indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any entity, unless:

(i)

The surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia and it expressly assumes our obligations on all senior notes under the senior indenture and, if such transaction occurs prior to the release date, our obligations on collateral bonds securing any series of senior notes;

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(ii)

In the case of a lease, such lease is made expressly subject to termination at any time during the continuance of an Event of Default, by (a) us or the senior trustee and (b) the purchaser of the property so leased at any sale thereof under the senior indenture, whether the sale be made under any power of sale conferred by the senior indenture or pursuant to judicial proceedings;

(iii)

Immediately after giving effect to the transaction, no Event of Default under the senior indenture or no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iv)	We shall have delivered to the senior trustee an officer's certificate and an opinion of counsel as provided in the senior indenture.
(Senior Indenture, Article Eleven)
Event of Default
The term "Event of Default," when used in the senior indenture with respect to any senior notes issued thereunder, means any of the following:
(i)	Failure to pay interest on such senior notes within 30 days after it is due;
(ii)	Failure to pay the principal of or any premium on any such senior notes when due;
(iii)

Failure to perform any other covenant in the senior indenture, other than a covenant that does not relate to such series of senior notes, that continues for 90 days after we receive written notice from the senior trustee, or we and the senior trustee receive a written notice from the holders of a majority in aggregate principal amount of the senior notes of that series; provided, however, that the 90 day period will be extended if we initiate corrective action within such period and diligently pursue such action;

(iv)	Events relating to our bankruptcy, insolvency or reorganization specified in the senior indenture; or
(v)	Prior to the release date, the occurrence and continuation of an "event of default" under Article IX, Section 1, of the mortgage, which we refer to as a mortgage default.
(Senior Indenture, Section 801)

An Event of Default for a particular series of senior notes does not necessarily constitute an Event of Default for any other series of senior notes issued under the senior indenture. The senior trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders.

Remedies

If an Event of Default under the senior indenture for any series of senior notes occurs and continues other than as a result a mortgage default, the senior trustee or the holders of a majority in aggregate principal amount of all the senior notes of the series may declare the entire principal amount of all the senior notes of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding senior notes under the senior indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding senior notes of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. (Senior Indenture, Sections 802(a) and 802(b))

In the case of an Event of Default under the senior indenture resulting from a mortgage default, the senior notes will become due and payable only upon the acceleration of the collateral bonds in accordance with the terms of the mortgage. (Senior Indenture, Section 802(c))

There is no automatic acceleration of the senior notes, even in the event of our bankruptcy, insolvency or reorganization. (Senior Indenture, Section 802)
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At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the senior indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

(i)	We have paid or deposited with the senior trustee a sum sufficient to pay:
(a)	all matured installments of interest on all senior notes of the series;
(b)	the principal of and premium, if any, on any senior notes of the series which have become due otherwise than by acceleration;
(c)

interest on overdue interest (to the extent allowed by law) and on principal and any premium which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such senior notes; and

(d)	all amounts due to the trustee under the senior indenture; and
(ii)

Any other Event of Default under the senior indenture with respect to the senior notes of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the senior indenture.

The waiver or cure of any mortgage default and the rescission and annulment of its consequences in accordance with the terms of the mortgage also will constitute an automatic waiver of the corresponding Event of Default under the senior indenture and an automatic rescission and annulment of the consequences thereunder, provided that all other applicable conditions specified above shall have been satisfied. (Senior Indenture, Section 802(c))

The senior trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request, order or direction of any of the holders, unless the holders offer the senior trustee a reasonable indemnity. (Senior Indenture, Section 903) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any power conferred upon the senior trustee, including the exercise by the senior trustee of the powers possessed by the senior trustee as holder of the collateral bonds securing such series of senior notes. However, if the Event of Default under the senior indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (Senior Indenture, Section 812) The senior trustee is not obligated to comply with directions that conflict with law or other provisions of the senior indenture.

No holder of senior notes of any series will have any right to institute any proceeding under the senior indenture, or for any remedy under the senior indenture, unless:
(i)	The holder has previously given to the senior trustee written notice of a continuing Event of Default under the senior indenture;
(ii)

The holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior indenture shall have occurred and be continuing have made a written request to the senior trustee, and have offered reasonable indemnity to the senior trustee, to institute proceedings; and

(iii)	The senior trustee has failed to institute any proceeding for 60 days after notice.

In addition, no holder of senior notes will have any right to institute any action under the senior indenture to disturb or prejudice the rights of any other holder of senior notes. (Senior Indenture, Section 807)

However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Senior Indenture, Section 808)

We will provide to the senior trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the senior indenture. (Senior Indenture, Section 606)
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Modification and Waiver
Without the consent of any holder of senior notes issued under the senior indenture, we and the senior trustee may enter into one or more supplemental indentures for any of the following purposes:
•	To evidence the assumption by any permitted successor of our covenants in the senior indenture and in the senior notes;
•	To add to our covenants or to surrender any of our rights or powers under the senior indenture;
•	To add additional events of default under the senior indenture;
•

To change, eliminate or add any provision to the senior indenture; provided, however, that, if the change will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:

o	when the consent of the holders of senior notes of such series has been obtained in accordance with the senior indenture; or
o	when no senior notes of the affected series remain outstanding under the senior indenture;
•	To provide collateral security for all but not part of the senior notes;
•	To establish the form or terms of senior notes of any series as permitted by the senior indenture;
To provide for the authentication and delivery of bearer securities;
To evidence and provide for the acceptance of appointment of a successor trustee;
To provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;
To change any place where principal, premium, if any, and interest shall be payable, senior notes may be surrendered for registration of transfer or exchange, and notices to us may be served;

To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior indenture; provided that the action does not adversely affect the interests of the holders of senior notes of any series in any material respect; or

•

To modify, eliminate or add to the provisions of the senior indenture to such extent as shall be necessary to effect the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the senior indenture such other provisions as may be expressly required under the Trust Indenture Act. (Senior Indenture, Section 1201)

The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding may waive our compliance with some restrictive provisions of the senior indenture. (Senior Indenture, Section 607) The holders of not less than a majority in principal amount of the outstanding senior notes of any series may waive any past default under the senior indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected. (Senior Indenture, Section 813)

If any provision of the senior indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the senior indenture, the provision of the Trust Indenture Act will control. If any provision of the senior indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the senior indenture as so modified or to be excluded. (Senior Indenture, Section 108)

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The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the senior indenture. However, if less than all of the series or tranches of senior notes outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected, considered as one class, will be required. No such amendment or modification may:

(i)

Change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;

(ii)

Reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the senior indenture or any default thereunder and its consequences without the consent of all the holders of the series;

(iii)

Modify certain of the provisions of the senior indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby; or

(iv)

Prior to the release date, impair the interest of the senior trustee hereunder in such collateral bonds, or reduce the principal amount of collateral bonds securing the senior notes of such series to an amount less than the principal amount of such senior notes outstanding, without the consent of all the holders of the series. (Senior Indenture, Section 1202)

A supplemental indenture which changes the senior indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not be deemed to affect the rights under the senior indenture of the holders of the senior notes of any other series.

The senior indenture provides, subject to certain exceptions, that senior notes owned by us or anyone else required to make payment on the senior notes shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Senior Indenture, Section 101)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of those senior notes. A transferee will be bound by acts of the senior trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Senior Indenture, Section 104)

Resignation of the Senior Trustee; Removal

The senior trustee may resign at any time by giving written notice to us, or the holders of a majority in principal amount of all series of senior notes then outstanding may remove the senior trustee at any time by giving written notice to us and the senior trustee. No resignation or removal of a senior trustee and no appointment of a successor senior trustee will be effective until the acceptance of appointment by a successor senior trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a senior trustee appointed by act of the holders, if we have delivered to the senior trustee a resolution of our Board of Directors appointing a successor senior trustee and such successor has accepted the appointment in accordance with the terms of the senior indenture, the senior trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as senior trustee in accordance with the senior indenture. (Senior Indenture, Section 910)

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Notices
Notices to holders of senior notes will be given by mail to the addresses of such holders as they may appear in the security register for senior notes. (Senior Indenture, Section 106)
Title

We, the senior trustee and any agent of us or the senior trustee may treat the person in whose name senior notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Senior Indenture, Section 308)

Governing Law
The senior indenture and the senior notes are governed by, and construed in accordance with, the laws of the State of New York. (Senior Indenture, Section 113)
Description of First Mortgage Bonds

The following description of the first mortgage bonds sets forth certain general terms and provisions of the first mortgage bonds that we may offer pursuant to this prospectus, which we refer to as new bonds, and the first mortgage bonds that we may issue and deliver to the senior trustee as collateral bonds to secure senior notes. The form of supplemental indenture to be used in connection with each issuance of new bonds and the form of supplemental indenture to be used in connection with each issuance of collateral bonds are filed as exhibits to the registration statement.

As of June 30, 2007, $357.3 million in aggregate principal amount of first mortgage bonds are outstanding, and $759.5 million in aggregate principal amount of collateral bonds are outstanding.
General - New Bonds
The relevant prospectus supplement will describe the terms of the new bonds being offered, including:
(i)	the designation and aggregate principal amount of such new bonds;
(ii)	the date on which such new bonds will mature;
(iii)	the rate per annum at which such new bonds will bear interest, or the method of determining such rate;
(iv)	the dates on which such interest will be payable;
(v)	any redemption terms; and
(vi)	other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.
Payment of Principal and Interest

We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York or at the office of any other paying agent that we may designate.

Registration and Transfer

We will issue the new bonds only in fully registered form without coupons. Unless the relevant prospectus supplement states otherwise, we will issue the new bonds in denominations of $1,000 or any integral multiple thereof.

So long as any first mortgage bonds remain outstanding, we must maintain an office or agency where holders can present or surrender the first mortgage bonds for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Mortgage, Section 4, Article II; Section 4, Article IV) We have designated the corporate trust office of The Bank of

17
New York in the City of New York as our agent for these purposes. We will not impose any charges for exchanges of the new bonds.
No Sinking Fund

Unless the relevant prospectus supplement states otherwise, there will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new bonds. There are no provisions of this type in the mortgage or in any supplemental indenture for any outstanding first mortgage bonds.

General - Collateral Bonds

The terms of any collateral bonds the are issued and delivered to the senior trustee as security for any series of senior notes will conform as nearly as practicable to the terms of such senior notes. See "Description of Senior Notes - Security; Release Date - Delivery of Collateral Bonds" above.

Highly Leveraged Transactions

The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds or collateral bonds special protection in the event of a highly leveraged transaction.

Security

The new bonds and collateral bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the mortgage, by a valid and direct first lien (subject to certain leases, permitted liens and other minor matters) on substantially all of our properties and franchises, other than the following:

(i)	cash, accounts receivable and other liquid assets;
(ii)	securities (including securities evidencing investments in our subsidiaries);
(iii)	contracts, operating agreements and leases by us as lessor;
(iv)	equipment and materials not installed as part of our fixed property; and
(v)	electric energy and other materials, merchandise or supplies produced or purchased by us for sale, distribution or use in the ordinary course of business.

Substantially all of our transmission and distribution lines of less than 230,000 volts, portions of our 230,000 and 500,000 volt transmission lines, and 11 of our substations are located on land owned by others or on public streets and highways.

The lien of the mortgage also extends to after-acquired property (other than the types of property described above), including property acquired as a result of a merger or consolidation. However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage.

The mortgage trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses. (Mortgage, Section 2, Article XIII)

Issuance of Additional First Mortgage Bonds
Subject to the limitation described in the following paragraph, we may issue additional first mortgage bonds ranking equally with the new bonds and collateral bonds in an aggregate amount of up to:
(i)

60% of the net bondable value of property additions we have constructed or acquired after June 30, 1936 (except as described below), that (a) are not subject to a prior lien and (b) we have not already used as the basis for issuing first mortgage bonds, withdrawing cash or reducing the amount of cash required to be paid to the mortgage trustee;

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(ii)

the amount of cash deposited with the mortgage trustee for such purpose (which we may thereafter withdraw on the same basis that additional first mortgage bonds are issuable under (i) and (iii), and if we do not withdraw it within three years, the cash must be used by the mortgage trustee to purchase or redeem outstanding first mortgage bonds); and

(iii)

the aggregate principal amount of previously issued first mortgage bonds that we have paid at maturity, redeemed or repurchased (other than with funds from the trust estate) and that we have not used as the basis for (a) the issuance of additional first mortgage bonds, (b) the withdrawal of cash from the trust estate or (c) the reduction of the amount of cash required to be paid to the mortgage trustee upon the release of property. In the mortgage these are called refundable bonds.

Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity and is properly chargeable to fixed property accounts. The net bondable value of property additions is based on the cost or fair value to us (whichever is less) of new property, with deductions to adjust for, among other things, property retirements. So long as any new bonds or collateral bonds are outstanding, property additions constructed or acquired on or before December 31, 1946 may not be made the basis for the issue of first mortgage bonds, or the withdrawal of cash, or the reduction of cash required to be paid to the mortgage trustee.

(Mortgage, Article I; Sections 4, 6 and 7, Article III; Section 4, Article VIII); Section 2, Part IV, Supplemental Indenture)

We cannot issue additional first mortgage bonds unless our net earnings available for interest and property retirement appropriations (defined generally as earnings before depreciation, amortization, income taxes and interest charges) for any 12 consecutive calendar months during the immediately preceding 15 months have been at least twice the annual interest charges on all first mortgage bonds then outstanding and then being issued. However, this limitation does not apply if the first mortgage bonds are being issued on the basis of (i) first mortgage bonds paid at, or redeemed or purchased within two years prior to, maturity or (ii) under limited circumstances, certain property additions. (Mortgage, Sections 3, 4 and 7, Article III)

If we acquire property that is subject to a lien prior to the lien of the mortgage, under certain circumstances we may incur additional indebtedness secured by that lien. (Mortgage, Section 16, Article IV)

Release of Property

We may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee cash, or purchase money obligations secured by the property released, in an aggregate amount at least equal to the fair value of the property to released. The mortgage permits us to reduce the amount required to be deposited by reducing the refundable bond balance by an equal amount and by reducing the amount of cash we could withdraw upon the basis of property additions, as described below. (Mortgage, Article VII; Sections 1 and 2, Article VIII)

The mortgage allows us to dispose of or abandon obsolete property and surrender or modify certain franchises and rights without any release by the mortgage trustee. (Mortgage, Section 2, Article VII)

Cash deposited to obtain a release of property may be used by the mortgage trustee, at our discretion, to redeem or repurchase first mortgage bonds. Upon such redemption or repurchase, we can request that the mortgage trustee release to us an additional amount of cash equal to two-thirds of the aggregate principal amount of the first mortgage bonds repurchased or redeemed. (Mortgage, Section 8, Article VII)

Under the terms of the senior indenture, the senior trustee will be deem to have voted all collateral bonds held by it in favor of, or granted its consent with respect to all such collateral bonds to, and each holder of senior notes shall be deemed to have instructed the senior trustee to vote in favor of or grant is consent to, an amendment to the mortgage allowing us, at our election, to offset the amount of cash required to be deposited with the mortgage trustee to obtain the release of any property from the lien of the mortgage by an amount equal to 50% of the net bondable value of property additions purchased, constructed or otherwise acquired on or after January 1, 1947, and not previously used as the basis for the issuance of additional first mortgage bonds, the release of property or the withdrawal of cash.

Withdrawal of Cash Deposited with Mortgage Trustee
We may withdraw cash deposited with the mortgage trustee to obtain the release of property
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•

In an amount equal to the cost (or, if less than cost, the fair value to us) of property additions purchased, constructed or otherwise acquired on or after the date of the application for the release of the property in respect of which the cash was deposited and

•	by reducing the refundable bond balance by the amount of cash withdrawn.
(Mortgage, Sections 1 and 2, Article VIII)

Under the terms of the senior indenture, the senior trustee will be deemed to have voted all collateral bonds held by it in favor of, or granted its consent with respect to all such collateral bonds to, and each holder of senior notes shall be deemed to have instructed the senior trustee to vote in favor of or grant its consent to, an amendment to the mortgage authorizing us, at any time, to withdraw cash held by the mortgage trustee as part of the trust estate under the mortgage in an amount equal to 60% of the net bondable value of property additions purchased, constructed or otherwise acquired on or after January 1, 1947, and not previously used as the basis for the issuance of additional first mortgage bonds, the release of property or the withdrawal of cash.

Consolidation, Merger, Transfer of Assets
Nothing in the mortgage or terms of the first mortgage bonds prevents us from
(i)	consolidating with another corporation,
(ii)	merging another corporation into us where we are the survivor,
(iii)	merging into another corporation where the other corporation is the survivor or
(iv)	selling or leasing our property as an entirety or substantially as an entirety, provided that
(i)	the transaction is permitted by law and is approved by all required governmental entities,
(ii)

the terms of the transaction do not impair the lien and security of the mortgage on any part of the trust estate or the rights and powers of the mortgage trustee or the holders of first mortgage bonds,

(iii)

if we consolidate, merge into another corporation, or sell our property as an entirety or substantially as an entirety, the surviving or acquiring corporation satisfies certain financial requirements and the successor corporation assumes by supplemental indenture all of our obligations under the mortgage and on the first mortgage bonds, and

(iv)

if we lease our property as an entirety or substantially as an entirety, the lease is subject to immediate termination by the mortgage trustee if an event of default under the mortgage has happened and is continuing.

(Mortgage, Section 1, Article XII)

If we consolidate with or merge into any other corporation, or sell our property as an entirety or substantially as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation at the time of such merger, consolidation, or sale, or acquired by it thereafter, except those properties acquired from us and additions, extensions, improvements, repairs and replacements to properties included in the trust estate under the mortgage prior to the merger, consolidation, or sale. (Mortgage, Section 3, Article XII)

Modification
Modifications Without Consent
Without the consent of any holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
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(i)	to provide for creation of any series of first mortgage bonds in accordance with the terms of the mortgage;
(ii)	to evidence the assumption by any permitted successor of our covenants in the mortgage and on the first mortgage bonds;
(iii)	to close the mortgage against the issuance of additional first mortgage bonds or add to the restrictions imposed on the issuance of additional first mortgage bonds;
(iv)	to add to our covenants or to surrender any of our rights or powers under the mortgage;
(v)	to subject to the lien of the mortgage property that we may acquire and to amplify or correct the description of any property that is part of the trust estate;
(vi)	to make such provisions in regard to matters or questions arising under the mortgage as may be necessary or desirable and not inconsistent with the mortgage;
(vii)

to modify any provisions of the mortgage or relieve us from any obligations, conditions or restrictions in the mortgage; provided that no such modification will become effective or impair the rights of the holders of first mortgage bonds or the mortgage trustee while any first mortgage bonds that were issued prior to the execution of the supplemental indenture remain outstanding;

(viii)	to cure any ambiguity, or cure, correct or supplement any inconsistent or defective provision contained in mortgage or any supplemental indenture; and
(ix)	to modify, amend or add to the provisions of the mortgage so as to permit the qualification of the mortgage under the Trust Indenture Act.
(Mortgage, Section 2, Article II; Sections 1 and 2, Article XII; Section 1, Article XIV)
Modifications Requiring Consent

The mortgage provides that with the consent of the holders of 60% in principal amount of outstanding first mortgage bonds and of 60% in principal amount of first mortgage bonds of each series affected if less than all are affected, the mortgage may be changed except to affect the terms of payment of the principal or interest on any first mortgage bonds or to reduce the percentage of bondholders required to effect any change. (Mortgage, Section 6, Article XV)

The senior trustee is deemed to have voted all collateral bonds in favor of certain amendments to the mortgage. See "Description of Senior Notes - Security; Release Date - Voting of Collateral Bonds" above.

Events of Default
The term "event of default," when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
(i)	Failure to pay principal on any first mortgage bond when due;
(ii)	Failure to pay interest on any first mortgage bond, or to satisfy any sinking fund obligation with respect to any first mortgage bond, within 30 days after such payment or obligation is due;
(iii)

Failure to perform any other covenant in the mortgage for a period of 60 days after we are given notice thereof by the mortgage trustee or the holders of 15% in principal amount of first mortgage bonds; and

(iv)	Events relating to our bankruptcy, insolvency or reorganization specified in the mortgage.
(Mortgage, Section 1, Article IX)
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Remedies

Upon any event of default, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the mortgage trustee shall, declare all outstanding first mortgage bonds immediately due and payable. Such declaration, however, is subject to the condition that, if before any sale of the trust estate all interest in arrears has been paid and all defaults have been cured, the holders of a majority of the outstanding principal amount of first mortgage bonds may waive such default and its consequences and rescind such declaration. (Mortgage, Section 1, Article IX)

If an event of default occurs and is continuing, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the mortgage trustee shall, enforce the lien of the mortgage by foreclosing on the trust estate. (Mortgage, Section 4, Article IX)

The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the mortgage, but have no right to involve the Trustee in any personal liability without indemnifying it to its satisfaction. (Mortgage, Section 11, Article IX)

No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless
(i)	such holder previously has given the mortgage trustee written notice of an existing default,
(ii)

the holders of at least 25% of the outstanding principal amount of the first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it) and

(iii)	the mortgage trustee refuses or neglects to comply with such request within a reasonable time.

However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal and interest on such first mortgage bond when due. (Mortgage, Section 12, Article IX)

The laws of the District of Columbia, the State of Maryland, the Commonwealth of Pennsylvania and the Commonwealth of Virginia, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

The Trust Indenture Act requires that we furnish to the mortgage trustee annual certificates as to our compliance with the covenants and conditions in the mortgage.
Defeasance and Discharge

We may at any time deposit money for the payment or redemption of all or any part of the first mortgage bonds then outstanding, including the payment of all interest due thereon, with the mortgage trustee, and such first mortgage bonds will be deemed paid for purposes of the mortgage. If all of the first mortgage bonds, including all interest due thereon, have been paid or deemed paid, and we have observed all of our covenants under the mortgage, the mortgage trustee is obligated to cancel and discharge the lien of the mortgage upon our request. (Mortgage, Section 9, Article VIII; Article XVI)

Title

The person in whose name first mortgage bonds are registered is deemed the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 7, Article II)

Resignation or Removal of Mortgage Trustee

The mortgage trustee may resign at anytime by giving not less than four weeks' prior written notice to us and by publishing such notice in newspapers in Washington, D.C. and the City of New York. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. (Mortgage, Section 3, Article XIII)

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Description of Other Debt Securities
The following description sets forth certain general terms and provisions of the other debt securities that we may offer pursuant to this prospectus.
General
The relevant prospectus supplement, or the pricing supplement described in the prospectus supplement, will set forth the following terms of the debt securities:
•	the purchase price, or a statement that the debt securities are being offered by an agent as principal at varying market prices;
•	the original issue date;
•	the stated maturity date;
•	if fixed rate notes, the rate per annum at which such notes will bear interest;
•	if floating rate notes, the interest rate formula and other variable terms;
•	the date or dates from which any such interest shall accrue;
•	the terms for redemption, if any; and
•	any other terms of such debt securities not inconsistent with the note indenture.

The note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.

No Sinking Fund
The debt securities will not be subject to any sinking fund.
Unsecured Obligations

The debt securities will be unsecured and will rank pari passu with all of our other unsecured and unsubordinated indebtedness. As of June 30, 2007, we have $50 million in aggregate principal amount of debt securities outstanding under the note indenture, and we have an aggregate of $1,116.8 million of secured debt outstanding. The terms of the debt securities will not restrict us from incurring more secured debt.

Book-Entry Notes

We may issue the debt securities of any series in the form of one or more fully-registered debt securities (which we refer to as a book-entry note) which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. Except as set forth below, the book-entry note may not be transferred except as a whole

•	by the depositary to a nominee of the depositary,
•	by a nominee of the depositary to the depositary;
•	by a nominee of the depositary to another nominee of the depositary, or
•	by the depositary or any nominee to a successor of the depositary or a nominee of such successor.
(Note Indenture, Section 303)
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Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a book-entry note will be limited to participants that have accounts with the depositary for such book-entry note or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such book-entry note to the accounts of participants. The accounts to be credited will be designated by the agents for such debt securities, or by us if we offer and sell such notes directly.

Ownership of beneficial interests in a book-entry note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, or by participants or persons that may hold interests through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a book-entry note.

So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such book-entry note for all purposes under the note indenture. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have debt securities represented by such book-entry note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the note indenture. Accordingly, each person owning a beneficial interest in a book entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the note indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a book entry note desires to give or take any action allowed under the note indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Principal, premium, if any, and interest payments on debt securities represented by a book-entry notes will be made to the depositary or its nominee as the registered owner of the book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such book-entry note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

Withdrawal of Depositary

If the depositary for any debt securities represented by a book-entry note is at any time unwilling or unable to continue as depositary, or it ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have debt securities represented by one or more book-entry notes, and, in such event, will issue debt securities in certificated form in exchange for the book-entry note or notes representing such debt securities. We understand, however, that under current industry practices DTC would notify its participants of our decision, but will only withdraw beneficial ownership interests from a global security at the request of each participant. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book- entry note may, on terms acceptable to us and the depositary, receive debt securities in certified form. Any debt securities issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee. (Note Indenture, Section 305)

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Registration and Transfer

The debt securities will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the applicable prospectus supplement or pricing supplement, in denominations of $1,000 or any multiple thereof.

If debt securities are issued in certificated form, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the note trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Note Indenture, Section 305)

No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 days prior to the date of selection for redemption of any debt securities of that series or any debt security that is selected for redemption. (Note Indenture, Section 305)

Payment and Paying Agents

Unless the relevant prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date selected by the note trustee that is no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the note trustee finds it practicable. (Note Indenture, Section 307)

Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the note trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Note Indenture, Section 1002)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Note Indenture, Section 1003)

Defeasance and Discharge
The note indenture provides that we will be deemed to have paid and discharged all of our obligations with respect to the debt securities of any series by
•

irrevocably depositing in trust with the note trustee money, or with respect to debt securities denominated in United States dollars, certain United States obligations or obligations guaranteed by the United States as specified in the note indenture, which will be sufficient to pay when due the entire indebtedness on the debt securities of such series, including principal, any premium and interest,

•

delivering to the senior trustee an opinion of independent counsel to the effect that the holders of the affected debt securities will have no Federal income tax consequences as a result of such deposit and discharge, and satisfying certain other conditions specified in the senior indenture.

(Note Indenture, Section 403)
Consolidation, Merger and Sale of Assets
Under the terms of the note indenture, we may consolidate with or merge with or into any other entity or convey, sell or lease all or substantially all of our assets to any entity, provided that:
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•	we are the surviving entity in any merger;
•

if we are not the surviving entity, the successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all debt securities and under the note indenture;

•	immediately after giving effect to the transaction, the surviving entity is not in default under the debt securities or the note indenture; and
•	we shall have delivered to the note trustee an officer's certificate and an opinion of counsel as provided in the note indenture.
(Note Indenture, Article Eight)
Event of Default
The term "Event of Default," when used in the note indenture with respect to any series of debt securities issued thereunder, means any of the following:
•	Failure to pay interest on such debt securities within 30 days after it is due;
•	Failure to pay the principal of or any premium on any such debt securities when due;
•

Failure to perform any other covenant or warranty in the note indenture, other than a covenant that does not relate to such series of debt securities, that continues for 60 days after we receive written notice from the note trustee, or we and the note trustee receive a written notice from the holders at least 33% in aggregate principal amount of the debt securities of that series; or

•	Events relating to our bankruptcy, insolvency or reorganization specified in the note indenture.
(Note Indenture, Section 501)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the note indenture. The note trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, any premium, or interest, if it considers the withholding of notice to be in the interests of the holders. (Note Indenture, Section 602)

Remedies

If an Event of Default under the note indenture for any series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all the debt securities of the series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. (Note Indenture, Sections 502)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Note Indenture, Section 502)

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, a majority in aggregate principal amount of all the debt securities of that series may rescind and annul the declaration and its consequences if:

•	We have paid or deposited with the note trustee a sum sufficient to pay:
o	all overdue installments of interest on all debt securities of the series;
o

the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration and interest thereon at the prescribed rates, if any, set forth in such debt securities;

o	interest on overdue interest (to the extent allowed by law) at the prescribed rates, if any, set forth in such debt securities; and
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o	all amounts due to the trustee under the note indenture; and
•

Any other Event of Default under the note indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the note indenture.

(Note Indenture, Section 502)

The note trustee is not obligated to exercise any of its rights or powers under the note indenture at the request, order or direction of any of the holders, unless the holders offer the note trustee a reasonable indemnity. (Note Indenture, Section 603) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee or exercising any trust or power conferred upon the note trustee. The note trustee is not obligated to comply with directions that conflict with law or other provisions of the note indenture or that are unduly prejudicial to the rights of other holders of debt securities of that series. (Note Indenture, Section 512)

No holder of debt securities of any series will have any right to institute any proceeding under the note indenture, or for any remedy under the note indenture, unless:
•	the holder has previously given to the note trustee written notice of a continuing Event of Default with respect to debt securities of such series;
•

the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the note trustee, and have offered reasonable indemnity to the note trustee, to institute proceedings;

•	the note trustee has failed to institute any proceeding for 60 days after notice; and
•

no direction inconsistent with such written request has been given to the note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

In addition, no holder of debt securities of such series notes will have any right to institute any action under the note indenture to disturb or prejudice the rights of any other holder of debt securities. (Note Indenture, Section 507)

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Note Indenture, Section 508)

We will provide to the note trustee an annual statement by an appropriate officer as to our compliance with all obligations under the note indenture. (Note Indenture, Section 1005)
Modification and Waiver
Without the consent of any holder of debt securities, we and the note trustee may enter into one or more supplemental indentures for any of the following purposes:
•	To evidence the assumption by any permitted successor of our covenants in the note indenture and in the debt securities;
•	To add to our covenants or to surrender any of our rights or powers under the note indenture;
•

To provide that bearer debt securities may be registrable, to permit registered debt securities to be exchanged for bearer debt securities and to permit the issuance of debt securities in uncertificated form;

To establish the form or terms of senior notes of any series as permitted by the note indenture;
•	To evidence and provide for the acceptance of appointment of a successor trustee;
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•

To cure any ambiguity, inconsistency or defect or to make any other provisions with respect to matters and questions arising under the note indenture which do not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	To add to, delete from or revise the conditions and restrictions in the note indenture on the amount, terms and purposes of issue, authentication and delivery of debt securities;
To provide security for the debt securities; or
•

To modify, eliminate or add to the provisions of the note indenture to such extent as shall be necessary to effect the qualification of the note indenture under the Trust Indenture Act and to add to the note indenture such other provisions as may be expressly required under the Trust Indenture Act.

(Note Indenture, Section 901)

The holders of at least a majority in aggregate principal amount of the debt securities of any series then outstanding may waive our compliance with some restrictive provisions of the note indenture. (Note Indenture, Section 1006) The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the note indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the note indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected. (Note Indenture, Section 513)

The consent of the holders of at least 66-2/3% in aggregate principal amount of the debt securities of each series outstanding is required for all other modifications to the note indenture that affect the debt securities of such series. However, no such amendment or modification may:

•

Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or reduce any amount payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

•

Reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the note indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting of debt security holders, without the consent of all the holders of the series; or

•

Modify certain of the provisions of the note indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

A supplemental indenture which changes the note indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the note indenture of the holders of the debt securities of any other series. (Note Indenture, Section 902)

The note indenture provides that debt securities owned by us or anyone else required to make payment on the debt securities, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Note Indenture, Section 101)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer of or in exchange of that debt security. A transferee will be bound by acts of the note trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Note Indenture, Section 104)

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Resignation of the Note Trustee

The note trustee may resign at any time with respect to any series of debt securities then by giving written notice to us, or the holders of a majority in principal amount of any series of debt securities may remove the note trustee at any time by giving written notice to us and the note trustee. No resignation or removal of a note trustee and no appointment of a successor note trustee will be effective until the acceptance of appointment by a successor note trustee. Under certain circumstances described in the note indenture, we may remove the note trustee with respect to the debt securities of all series or any holder of a debt security of any series who has held the note for at least six months may petition a court to remove the note trustee with respect to that series. (Note Indenture, Section 610)

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities. (Note Indenture, Section 106)
Title

We, the note trustee and any agent of us or the note trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Note Indenture, Section 308)

Governing Law
The note indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Note Indenture, Section 113)
INFORMATION ABOUT THE TRUSTEE

The Bank of New York acts as trustee under the senior indenture, the mortgage and the note indenture and in connection with the sale and leaseback of our Control Center. In addition, The Bank of New York acts, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York in the ordinary course of our businesses.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kirk Emge, Esq., our General Counsel, and by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements incorporated in this prospectus by reference to Potomac Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's

29
public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.

•	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007 (File No. 1-01072);
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 7, 2007 (File No. 1-01072);
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-01072); and
•	Our Current Report on Form 8-K filed with the SEC on August 8, 2007 (File No. 1-01072).

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Potomac Electric Power Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2900.

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PROSPECTUS
[ACE LOGO]
Atlantic City Electric Company
Debt Securities
____________________

This prospectus relates to debt securities that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to the purchasers.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________
The date of this prospectus is August 24, 2007.
____________________

This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.

1
ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. including information about us, contained in this prospectus. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words "ACE," "the company," "we," "our," "ours" and "us" refer to Atlantic City Electric Company and its consolidated subsidiaries.
NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, the accompanying prospectus supplement and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe or predict future events or trends and include declarations regarding our intentions, beliefs and expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•

Prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power expenses, and present or prospective wholesale and retail competition;

•	Changes in and compliance with environmental and safety laws and policies;
•	Weather conditions;
•	Population growth rates and demographic patterns;
•	Competition for retail and wholesale customers;
•	General economic conditions, including potential negative impacts resulting from an economic downturn;
•	Growth in demand, sales and capacity to fulfill demand;
•	Changes in tax rates or policies or in rates of inflation;
•	Changes in project costs;
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•	Unanticipated changes in operating expenses and capital expenditures;
•	Our ability to obtain funding in the capital markets on favorable terms;
•	Restrictions imposed by Federal and/or state regulatory commissions;
•	Legal and administrative proceedings (whether civil or criminal) and settlements that affect our business and profitability;
•	Volatility in market demand and prices for energy, capacity and fuel;
•	Interest rate fluctuations and credit market concerns; and
•	Effects of geopolitical events, including the threat of domestic terrorism.

Any forward-looking statements speak only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

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ATLANTIC CITY ELECTRIC COMPANY

We are a regulated public utility company primarily engaged in the transmission and distribution of electricity in a service territory consisting of Gloucester, Camden, Burlington, Ocean, Atlantic, Cape May, Cumberland and Salem counties in southern New Jersey. We are a wholly owned subsidiary of Pepco Holdings, Inc., or PHI.

We are responsible for the delivery of electricity in our service territory, which covers 2,700 square miles and, as of December 31, 2006, had a population of 1.0 million. As of December 31, 2006, we delivered electricity to 539,000 customers in our service territory. Of the 9,931,000 megawatt hours of electricity we delivered in 2006, 43% was delivered to residential customers, 44% was delivered to commercial customers and 13% was delivered to industrial customers. The rates we are paid for the delivery of electricity are established by the New Jersey Board of Public Utilities, or the NJBPU.

Our transmission facilities are interconnected with the transmission facilities of contiguous facilities and as such are part of an interstate power transmission grid over which electricity is transmitted throughout the eastern United States. We are members of the PJM Regional Transmission Organization, which directs the operation of our transmission facilities. The rates we are paid for the transmission of electricity over our facilities are established by the Federal Energy Regulatory Commission.

We also supply electricity at regulated rates to retail customers in our service territory who do not elect to purchase electricity from a competitive supplier, which is referred to in New Jersey as basic generation service, or BGS. We purchase the power supply required to satisfy our BGS obligation from wholesale suppliers selected through auctions authorized by the NJBPU.

Our headquarters are located at 800 King Street, P.O. Box 231, Wilmington, DE 19899, and our telephone number is (202) 872-2000
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USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our ratio of earnings to fixed charges and ratio of earnings to fixed charges for the six months ended June 30, 2007 and for each year in the five-year period ended December 31, 2006.

	Six Months Ended June 30,	Twelve Months Ended December 31,
	2007	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	2.27	2.37	2.45	2.52	1.77	1.35

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, which consist of interest expense (which includes distributions on Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust (the "Trust Preferred") subsequent to the implementation of Statement of Financial Accounting Standards No. 150 ("SFAS 150") on July 1, 2003), interest factor in rentals and, prior to the implementation of SFAS 150, distributions on the Trust Preferred, less subsidiary capitalized interest.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer pursuant to this prospectus, which could be senior notes, first mortgage bonds and other debt securities. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.

We may issue:

senior notes in one or more series under the indenture, dated as of April 1, 2004 (referred to herein as the senior note indenture), between us and The Bank of New York, as trustee (referred to herein as the senior trustee);

first mortgage bonds in one or more series under the Mortgage and Deed of Trust, dated as of January 15, 1937, between us and The Bank of New York, as trustee (successor in such capacity to Irving Trust Company) (referred to herein as the mortgage trustee), as amended and supplemented and as further supplemented by a separate supplemental indenture each time first mortgage bonds are issued (referred to herein as the mortgage); and

other debt securities in one or more series under the indenture, dated as of March 1, 1997 (referred to herein as the note indenture), between us and The Bank of New York, as trustee (referred to herein as the note trustee).

The statements below are summaries of the material terms of the senior indenture, the mortgage and the note indenture. In addition to this summary, you are urged to review the senior indenture, the mortgage and the note indenture, the forms of which are filed as exhibits to the registration statement under which the debt securities are registered.

Description of Senior Notes
The following is a general description of the senior notes that we may offer pursuant to this prospectus.
General

Until the release date described below, each series of senior notes offered by this prospectus will be secured by a corresponding series of our first mortgage bonds. See "Security; Release Date" below. In this prospectus, we refer to the first mortgage bonds that we may issue and deliver to the senior trustee as security for the senior notes as collateral bonds. We also may offer first

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mortgage bonds by this prospectus, which we refer to as new bonds, that do not secure the senior notes. See "Description of First Mortgage Bonds" below. The collateral bonds and the new bonds will be issued in one or more series under the mortgage.

In addition to the senior notes offered by this prospectus, the senior indenture provides that we may issue other senior notes from time to time under the senior indenture without limitation as to aggregate principal amount. However, until the release date, the amount of senior notes that we may issue under the senior indenture cannot exceed the aggregate principal amount of first mortgage bonds that we are able to issue under the mortgage. See "Description of First Mortgage Bonds -- Issuance of Additional First Mortgage Bonds" below.

The relevant prospectus supplement will describe the terms of the senior notes being offered, including:
•	the title of the senior notes;
•	any limit on the aggregate principal amount of the senior notes;
•	the date or dates on which the principal of and any premium on the senior notes will be payable;
•	the rate or rates at which the senior notes will bear interest, if any;
•	the currency or currency unit of payment if other than United States dollars;
•

the date from which interest, if any, on the senior notes will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;
•	any redemption, repayment or sinking fund provisions;
•	the place or places where the principal of and any premium and interest on the senior notes will be payable;
•	the denominations in which the senior notes will be issuable;
•	the index, if any, with reference to which the amount of principal of or any premium or interest on the senior notes will be determined;
•

any addition to or change in the events of default set forth in the senior indenture applicable to the senior notes and any change in the right of the senior trustee or the holders to declare the principal amount of the senior notes due and payable;

•	any addition to or change in the covenants set forth in the senior indenture; and
•	any other terms of the senior notes not inconsistent with the provisions of the senior indenture.

The senior indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the senior notes special protection in the event of a highly leveraged transaction.

Security; Release Date
General

Until the release date, the payment of principal of, and any premium and interest on, each series of senior notes offered by this prospectus and the accompanying prospectus supplement will be secured by a corresponding series of first mortgage bonds issued under the mortgage described below and held by the senior trustee. See "Description of First Mortgage Bonds" below. At any time after all first mortgage bonds issued and outstanding under the mortgage, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds "deemed to have been paid" under Section 107 of the mortgage; see "Description of First Mortgage Bonds -- Defeasance and Discharge" below), the senior trustee will surrender all collateral bonds to us on a date specified by us, so long as we deliver to the senior trustee:

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an officer's certificate stating that
all first mortgage bonds, other than collateral bonds, have been retired through payment or redemption (including first mortgage bonds "deemed to have been paid" under Section 107 of the mortgage);
no default or Event of Default (as defined in "Description of Senior Notes - Event of Default" below) has occurred and is continuing under the senior indenture; and

on and immediately following the release date, we will be in compliance with the covenants in the senior indenture concerning limitations on liens and on sale and leaseback transactions (see "Description of Senior Notes - Limitations on Liens and Sale and Leaseback Transactions After Release Date" below); and

if required under Section 314(d) of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), a release fair value certificate.

We refer to the date on which the senior trustee surrenders the collateral bonds to us as the release date. After the release date, the senior notes will cease to be secured by collateral bonds and will become our unsecured general obligations. (Senior Indenture, Section 1303 and 1308)

Delivery of Collateral Bonds

Simultaneously with or prior to the issuance of each series of senior notes, we will issue and deliver to the senior trustee, for the benefit of the holders of the senior notes of that series, collateral bonds registered in the name of the senior trustee:

•	in an aggregate principal amount equal to or exceeding the aggregate principal amount of the senior notes of such series;
•	with a stated maturity date that is the same as the stated maturity date of the senior notes of such series;
•	bearing an interest rate equal to the interest rate borne by the senior notes of such series;
•	having interest payment dates that are the same as the interest payment dates of the senior notes of such series;
•	with the same redemption provisions, if any, as the senior notes of such series (in addition to those described below under "Description of First Mortgage Bonds -- Mandatory Redemption"); and
•	in all other material respects conforming as nearly as is practicable to the terms of the senior notes of such series.
(Senior Indenture, Section 1302)

Until the release date, the collateral bonds delivered to the senior trustee will be held in trust by the senior trustee for the equal and proportionate benefit and security of the holders from time to time of the corresponding series of senior notes, and shall serve as security for:

•

the full and prompt payment of the principal of and premium, if any, on the corresponding series of senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior indenture, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise; and

•	the full and prompt payment of interest on such senior notes when and as the same shall become due in accordance with the terms and provisions of the senior notes and the senior indenture.
(Senior Indenture, Section 1303)

Each series of senior notes will be secured by only one corresponding series of collateral bonds, and each such series of collateral bonds will secure only that series of senior notes. (Senior Indenture, Section 1302)

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Payment of Principal, Premium and Interest on Collateral Bond

Our obligation to make any payment of principal of, or premium, if any, or interest on, any collateral bonds will be deemed to be satisfied and discharged to the extent that payment of the principal of, or premium, if any, or interest on, the senior notes secured by such collateral bonds has been made or otherwise discharged by us. (Senior Indenture, Section 1305)

Restrictions on Transfer of Collateral Bonds

Except as required to effect an assignment of its rights and obligations under the senior indenture to a successor trustee and except for the release of the collateral bonds to us or the mortgage trustee in accordance with the senior indenture, the senior trustee may not transfer any collateral bonds held by it as security for senior notes. (Senior Indenture, Section 1307)

Redemption of Collateral Bonds

The collateral bonds securing any series of senior notes will be redeemable upon the acceleration of maturity of the related series of senior notes as the result of any Event of Default under the senior indenture (if the maturity of such collateral bonds has not already been accelerated), at a redemption price equal to the principal amount of such collateral bonds, plus accrued and unpaid interest thereon to the date of the redemption demand. (Senior Indenture, Section 1302; Form of Supplemental Indenture with respect to Collateral First Mortgage Bonds, Section 1) In such event, the senior trustee is required under the senior indenture to file with us a demand for redemption of the collateral bonds. (Senior Indenture, Section 802)

Effect of Release Date

After the release date, the senior notes will cease to be secured by the collateral bonds and the senior trustee is required to surrender to us or the mortgage trustee all collateral bonds then held by it. (Senior Indenture, Sections 1303 and 1308) The senior trustee is required to provide notice to all holders of senior notes of the occurrence of the release date. (Senior Indenture, Section 1308)

Release of Security Prior to Release Date

The senior indenture permits us to reduce, prior to the release date, the aggregate principal amount of a series of collateral bonds securing a series of senior notes to the extent that we pay or provide for the payment, in whole or part, of the principal of such senior notes. In no event may the principal amount of collateral bonds pledged to the senior trustee as security for the senior notes of any series be reduced prior to the release date to an amount less than the aggregate principal amount of the outstanding senior notes of such series. (Senior Indenture, Section 1308)

Voting of Collateral Bonds

At any meeting of the holders of any series of collateral bonds, or if the consent of holders of such series of collateral bonds is sought without a meeting, the senior trustee is required to vote all collateral bonds of such series then held by it, or to grant or withhold its consent with respect thereto, as the senior trustee determines to be in the best interests of the holders of the corresponding series of senior notes, unless the senior trustee is directed otherwise by the holders of not less than a majority in aggregate principal amount of such series of senior notes. In exercising such responsibilities, the senior trustee may solicit instructions from the holders of any series of senior notes and, if so, shall vote or shall grant or withhold its consent with respect to the collateral bonds as directed by the holders of a majority in aggregate principal amount of the senior notes. (Senior Indenture, Section 1306)

Limitations on Liens and Sale and Leaseback Transactions After Release Date
Capitalized terms used in the text of this section have the meanings given to such terms at the end of this section.

The senior indenture provides that, so long as any senior notes are outstanding, after the release date we will not issue, assume, guarantee or permit to exist any Indebtedness secured by any Lien on any Operating Property that we now own or hereafter acquire (which is referred to in the senior indenture as "Secured Debt"), without either:

•	effectively securing the senior notes equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured) or
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•	delivering to the senior trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Indebtedness
o	in an aggregate principal amount equal to the aggregate principal amount of the senior notes then outstanding;
o	bearing interest at a rate equal to the interest rate borne by the senior notes;
o	having interest payment dates that are the same as the interest payment dates of the senior notes;
o	with a stated maturity that is the same as the stated maturity of the senior notes; and
o

containing the same redemption provisions as the senior notes and provisions providing for mandatory redemption upon an acceleration of the maturity of any outstanding senior notes following an Event of Default (which mandatory redemption would be rescinded automatically upon the rescission of acceleration of the outstanding senior notes).

However, this restriction will not apply to:
•	Liens on Operating Property, other than the lien of the mortgage, existing on the date of the senior indenture;
•

any Lien existing on Operating Property existing at the time we acquire it, provided that (i) the Lien is not created in contemplation of or in connection with such acquisition and (ii) the Lien does not extend to any of our other property or assets;

•

Liens on property of a corporation existing at the time such corporation is merged into or consolidated with us; provided that (i) the Lien is not created in contemplation of or in connection with such transaction and (ii) the Lien does not extend to any of our other property or assets;

•

Liens on any Operating Property that we acquire, construct or improve, if the Liens are created or incurred within 18 months after the acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such Operating Property or the cost of such construction or improvement, including carrying costs; provided that the Liens do not apply to any of our other property;

•

Liens in favor of any state or the District of Columbia or any department, agency, or instrumentality or political subdivision thereof, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Indebtedness incurred to finance all or part of the purchase price or the cost of constructing, developing, or substantially repairing, altering, or improving any Operating Property;

•

extensions, renewals and replacements of Liens described above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and the obligations secured by any such extension, renewal or replacement Lien are in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced; and

•	Liens on Operating Property resulting from any Sale and Leaseback Transaction as described below.

The senior indenture also provides that, so long as any senior notes are outstanding, after the release date we will not enter into or permit to exist any Sale and Leaseback Transaction, except this restriction will not prevent us from entering into or permitting to exist:

•	any Sale and Leaseback Transaction involving a lease with a term of four years or shorter;
•	any Sale and Leaseback Transaction of a corporation existing at the time such corporation is merged into or consolidated with us and any extensions, renewals and replacements thereof;
•

any Sale and Leaseback Transaction with respect to any Operating Property if such lease is entered into within 18 months after the later of the acquisition of, completion of construction or improvements to, or commencement of operation of such Operating Property and any extensions, renewals and replacements thereof; and

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•

any Sale and Leaseback Transaction if, within 120 days after the effective date of the lease, we apply to the retirement of our Secured Debt an amount equal to the greater of (i) the net proceeds of the sale of the Operating Property leased in such Sale and Leaseback Transaction and (ii) the fair market value (as determined in good faith by our Board of Directors) of the Operating Property on any date within 90 days prior to the effective date of the lease, except that the amount we are required to apply to the retirement of Secured Debt will be reduced by the principal amount of any senior notes surrendered to the trustee for cancellation within 120 days after the effective date of the lease and the principal amount of Secured Debt, other than senior notes, we voluntarily retire within 120 days after the effective date of the lease.

In addition to the permitted Liens and Sale and Leaseback Transactions described above, the senior indenture permits us to incur Indebtedness secured by Liens on any Operating Property and enter into Sale and Leaseback Transactions so long as the aggregate amount of all Indebtedness secured by the Liens resulting from these transactions does not exceed the greater of:

•	15% of Tangible Assets as of the date of our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act and
•	15% of Capitalization as shown on our most recent consolidated balance sheet filed with the SEC pursuant to the Exchange Act.
For purposes of this section of the prospectus:
"Capital Lease" means any lease that has been or would be capitalized on our books in accordance with generally accepted accounting principles;

"Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) all liabilities for Indebtedness and (ii) common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value, and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock that we hold in our treasury.

"Indebtedness" means all of our outstanding indebtedness for money borrowed evidenced by notes, debentures, bonds or other securities or guarantees of any thereof and all of our Capital Lease obligations;

"Lien" means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on an asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to an asset;

"Operating Property" means (i) any interest in real property we own and (ii) any asset we own that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any interest as lessee under a Capital Lease (except for a Capital Lease that results from a Sale and Leaseback Transaction);

"Sale and Leaseback Transaction" means any arrangement with any person or entity providing for the leasing to us of any property, which property prior to the leasing thereof to us was Operating Property and was sold by us to such person or entity; provided, however, Sale and Leaseback Transaction shall not include any arrangement entered into prior to the date of the senior indenture and shall not include any transaction pursuant to which we sell Operating Property to, and thereafter purchase energy or services from, any person or entity which transaction is ordered or authorized by any regulatory authority having jurisdiction over us or our operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any such regulatory authority; and

"Tangible Assets" means the amount shown as total assets on our consolidated balance sheet, less all intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense, all as determined by us in accordance with generally accepted accounting principles applicable to the type of business in which we are engaged.

(Senior Indenture, Sections 101, 608 and 609)
Global Securities

We may issue registered senior notes of any series in the form of one or more fully registered global senior notes, each of which we refer to in this prospectus as a registered global security, that we will deposit with a depositary (or with a nominee of a depositary) identified in the prospectus supplement relating to such series and registered in the name of the depositary (or a

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nominee). In such a case, we will issue one or more registered global securities. The face of such registered global securities, will set forth the aggregate principal amount of the series of senior notes that such global registered securities represent. The depositary (or its nominee) will not transfer any registered global security unless and until it is exchanged in whole or in part for senior notes in definitive registered form, except that:

•	the depositary may transfer the whole registered global security to a nominee;
•	the depositary's nominee may transfer the whole registered global security to the depositary;
•	the depositary's nominee may transfer the whole registered global security to another of the depositary's nominees; and
the depositary (or its nominee) may transfer the whole registered global security to its (or its nominee's) successor.
Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of senior notes to be represented by a registered global security in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the senior notes represented by such registered global security that are beneficially owned by such participants.

Any dealers, underwriters or agents participating in the distribution of such senior notes will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global security and they will only be able to transfer such interests through the depositary's records. For people who hold through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that some purchasers of securities take physical delivery of such securities in definitive form. These restrictions and such laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary (or its nominee) is the record owner of a registered global security, such depositary (or its nominee) will be considered the sole owner or holder of the senior notes represented by such registered global security for all purposes under the senior indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the senior notes represented by such registered global security registered in their names, and will not receive or be entitled to receive physical delivery of such senior notes in definitive form and will not be considered the owners or holders under the senior indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the senior indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a registered global security desires to give or take any action allowed under the senior indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Payments of principal, premium, if any, and any interest on senior notes represented by a registered global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of such registered global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any registered global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, and neither will the trustee and its agents.

We expect that the depositary for any senior notes represented by a registered global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such registered global security, will promptly credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the depositary's records. We also expect that payments by participants to owners of beneficial interests in such registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the

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case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.
Withdrawal of Depositary

If the depositary for any senior notes represented by a registered global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed within 90 days, or if a default or Event of Default has occurred, senior notes in definitive form will be issued in exchange for the relevant registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the senior notes of a series represented by one or more registered global securities and, in such event, senior notes of such series in definitive form will be issued in exchange for all of the registered global security or registered global securities representing such senior notes. We understand, however, that under current industry practices DTC would notify its participants of our decision, but will only withdraw beneficial ownership interests from a global security at the request of each participant. Any senior notes issued in definitive form in exchange for a registered global security will be registered in such name or names that the depositary gives to the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security. (Senior Indenture, Section 305)

Payment and Paying Agents

Unless the relevant prospectus supplement indicates otherwise, payment of interest on a senior note on any interest payment date will be made to the person in whose name such senior note is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any senior note, the defaulted interest may be paid to the holder of such senior note as of the close of business on a special record date no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that senior note may be listed, if the senior trustee finds it practicable. (Senior Indenture, Section 307)

Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the senior notes will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the senior trustee in the City of New York will be designated as our sole paying agent for payments with respect to senior notes of each series. Any other paying agents initially designated by us for the senior notes of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the senior notes of a particular series. (Senior Indenture, Section 602)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any senior note which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such senior note thereafter may look only to us for payment. (Senior Indenture, Section 603)

Registration and Transfer

If senior notes at any time are issued otherwise than as registered global securities, the transfer of the senior notes may be registered, and senior notes may be exchanged for other senior notes of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the senior trustee. We may change the place for registration of transfer and exchange of the senior notes and designate additional places for registration of transfer and exchange. (Senior Indenture, Section 602)

No service charge will be made for any transfer or exchange of the senior notes. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the senior notes of any series during the 15 days prior to the date on which notice of redemption of any senior notes of that series is mailed or any senior note that is selected for redemption. (Senior Indenture, Section 305)

Defeasance

The senior indenture provides that we may defease and be discharged from all obligations with respect to the senior notes and the senior indenture, which we refer to as legal defeasance, or be released from our obligations under certain covenants under the senior indenture with respect to the senior notes (as described below) such that our failure to comply with the defeased covenants will not constitute an Event of Default, which we refer to as covenant defeasance. Following a legal defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default. Following a covenant

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defeasance of a series of senior notes, payment of those senior notes may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization.

If we satisfy the conditions necessary to effect a covenant defeasance with respect to a series of senior notes, we will be released from our obligations under:
(i)

the covenants in the senior indenture relating to limitations on liens, sale and leaseback transactions or consolidations, mergers or sales of assets (see "Limitations on Liens and Sale and Leaseback Transactions After Release Date" and "Consolidation, Merger and Sale of Assets" above) and

(ii)	any covenants applicable specifically to the series that were established by the instruments creating the series.
We may effect a legal defeasance or a covenant defeasance if:
(i)

we irrevocably deposit in trust with the senior trustee money or Eligible Obligations (which are defined in the senior indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal of, and any premium and interest on, the senior notes;

(ii)	no default or Event of Default with respect to the applicable series of senior notes has occurred and is continuing;
(iii)	the legal defeasance or covenant defeasance will not:
(a)	cause the senior trustee to have a conflicting interest for the purposes of the Trust Indenture Act;
(b)

result in the trust arising from the deposit with the senior trustee of funds to pay all amounts due under the senior notes constituting, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(c)	result in a breach or violation of, or constitute a default under, the senior indenture or any other agreement to which we are a party or by which we are bound; and
(d)	cause any senior notes then listed on any national securities exchange to be delisted.
(iv)	we deliver to the senior trustee a customary opinion of counsel (in addition to the tax opinion described below);
(v)	we comply with any additional terms, conditions or limitations imposed in any supplemental indenture relating to the senior notes defeased;
(vi)	we pay the applicable fees and expenses of the senior trustee; and
(vii)	we deliver to the senior trustee a customary officer's certificate stating that we have complied with all conditions precedent to the legal defeasance or the covenant defeasance.
We may not effect a legal defeasance or a covenant defeasance unless we deliver to the senior trustee an opinion of counsel to the effect that the holders of the affected senior notes will:
(i)	not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance and
(ii)	be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.
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In the case of legal defeasance, such opinion must be based upon a change in law or a ruling of the Internal Revenue Service. (Senior Indenture, Article Seven)
Consolidation, Merger and Sale of Assets

Under the terms of the senior indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety to any entity, unless:

(i)

The surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia and it expressly assumes our obligations on all senior notes under the senior indenture and, if such transaction occurs prior to the release date, our obligations on collateral bonds securing any series of senior notes;

(ii)

In the case of a lease, such lease is made expressly subject to termination at any time during the continuance of an Event of Default, by (a) us or the senior trustee and (b) the purchaser of the property so leased at any sale thereof under the senior indenture, whether the sale be made under any power of sale conferred by the senior indenture or pursuant to judicial proceedings;

(iii)

Immediately after giving effect to the transaction, no Event of Default under the senior indenture or no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iv)	We shall have delivered to the senior trustee an officer's certificate and an opinion of counsel as provided in the senior indenture.
(Senior Indenture, Section 1101)

Upon any consolidation with or merger into another person, or any conveyance, or other transfer or lease of our properties and assets as or substantially as an entirety to any other person as described above, the successor person or the person to which such conveyance, transfer or lease is made would succeed to, and be substituted for, us under the senior note indenture, and may exercise every right and power of ours under the senior note indenture, and except in the case of a lease, we would be relieved of all obligations and covenants under the senior note indenture and on the senior notes then outstanding. (Senior Indenture, Section 1102)

Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

(i)

there could be a disagreement between us and the holders of senior notes over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the senior indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the senior indenture;

(ii)

in the event that the holders of senior notes attempt to declare an Event of Default and exercise their acceleration rights under the senior indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase "substantially as an entirety"; and

(iii)	it may be difficult for holders of senior notes to declare an Event of Default and exercise their acceleration rights.
Event of Default
The term "Event of Default," when used in the senior indenture with respect to any senior notes issued thereunder, means any of the following:
(i)	Failure to pay interest on such senior notes within 30 days after it is due;
(ii)	Failure to pay the principal of or any premium on any such senior notes when due;
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(iii)

Failure to perform or breach of any other covenant or warranty in the senior indenture, except for a covenant or warranty that is solely for the benefit of one or more series of senior notes other than such series of senior notes, that continues for 90 days after we receive written notice from the senior trustee, or we and the senior trustee receive a written notice from the holders of a majority in aggregate principal amount of the senior notes of that series; provided, however, that if we initiate corrective action within 90 days after receipt of notice from the senior trustee or the note holders, such period will be extended for as long as we continue to diligently pursue such action;

(iv)	Events relating to our bankruptcy, insolvency or reorganization specified in the senior indenture; or
(v)

Prior to the release date, the occurrence and continuation of a "completed default" under Sections 53 or 65 of the mortgage, which we refer to as a mortgage default (See "Description of First Mortgage Bonds -- Completed Defaults" below).

(Senior Indenture, Section 801)

An Event of Default for a particular series of senior notes does not necessarily constitute an Event of Default for any other series of senior notes issued under the senior indenture. The senior trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders. (Senior Indenture, Section 902)

Remedies

If an Event of Default under the senior indenture for any series of senior notes occurs and continues other than as a result of a mortgage default, the senior trustee or the holders of a majority in aggregate principal amount of all the senior notes of the series may declare the entire principal amount of all the senior notes of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding senior notes under the senior indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding senior notes of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. (Senior Indenture, Sections 802(a) and 802(b))

In the case of an Event of Default under the senior indenture resulting from a mortgage default, the senior notes will become due and payable only upon the acceleration of the collateral bonds in accordance with the terms of the mortgage. (Senior Indenture, Section 802(c)) See "Description of First Mortgage Bonds -- Remedies" below.

There is no automatic acceleration of the senior notes, even in the event of our bankruptcy, insolvency or reorganization. (Senior Indenture, Section 802)

At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the senior indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

(i)	We have paid or deposited with the senior trustee a sum sufficient to pay:
(a)	all matured installments of interest on all senior notes of the series;
(b)	the principal of and premium, if any, on any senior notes of the series which have become due otherwise than by acceleration;
(c)

interest on overdue interest (to the extent allowed by law) and on principal and any premium which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such senior notes; and

(d)	all amounts due to the trustee under the senior indenture; and
(ii)

Any other Event of Default under the senior indenture with respect to the senior notes of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the senior indenture.

(Senior Indenture, Section 802(e))
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The waiver or cure of any mortgage default and the rescission and annulment of its consequences in accordance with the terms of the mortgage also will constitute an automatic waiver of the corresponding Event of Default under the senior indenture and an automatic rescission and annulment of the consequences thereunder, provided that all other applicable conditions specified above shall have been satisfied. (Senior Indenture, Section 802(c)) See "Description of First Mortgage Bonds -- Remedies" below.

The senior trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request, order or direction of any of the holders, unless the holders offer the senior trustee indemnity reasonably satisfactory to it. (Senior Indenture, Section 903) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any power conferred upon the senior trustee, including the exercise by the senior trustee of the powers possessed by the senior trustee as holder of the collateral bonds securing such series of senior notes. However, if the Event of Default under the senior indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The senior trustee is not obligated to comply with directions that conflict with law or other provisions of the senior indenture. (Senior Indenture, Section 812)

No holder of senior notes of any series will have any right to institute any proceeding under the senior indenture, or for any remedy under the senior indenture, unless:
(i)	The holder has previously given to the senior trustee written notice of a continuing Event of Default under the senior indenture;
(ii)

The holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior indenture has occurred and is continuing, considered as one class, have made a written request to the senior trustee, and have offered reasonable indemnity to the senior trustee, to institute proceedings;

(iii)	The senior trustee has failed to institute any proceeding for 60 days after notice; and
(iv)

No direction inconsistent with such written request has been given to the senior trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an Event of Default under the senior indenture has occurred and is continuing, considered as one class.

In addition, no holder of senior notes will have any right to institute any action under the senior indenture to disturb or prejudice the rights of any other holder of senior notes. (Senior Indenture, Section 807)

However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Senior Indenture, Section 808)

We will provide to the senior trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the senior indenture. (Senior Indenture, Section 606)
Modification and Waiver
Without the consent of any holder of senior notes issued under the senior indenture, we and the senior trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)	To evidence the assumption by any permitted successor of our covenants in the senior indenture and in the senior notes;
(ii)	To add to our covenants or to surrender any of our rights or powers under the senior indenture;
(iii)	To add additional events of default under the senior indenture;
(iv)

To change, eliminate or add any provision to the senior indenture; provided, however, that, if the change will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:

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(a)	when the consent of the holders of senior notes of such series has been obtained in accordance with the senior indenture; or
(b)	when no senior notes of the affected series remain outstanding under the senior indenture;
(v)	To provide collateral security for all but not part of the senior notes;
(vi)	To establish the form or terms of senior notes of any series as permitted by the senior indenture;
(vii)	To provide for the authentication and delivery of bearer securities;
(viii)	To evidence and provide for the acceptance of appointment of a successor trustee;
(ix)	To provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;
(x)	To change any place where principal, premium, if any, and interest shall be payable, senior notes may be surrendered for registration of transfer or exchange, and notices to us may be served;
(xi)

To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior indenture; provided that the action does not adversely affect the interests of the holders of senior notes of any series in any material respect; or

(xii)

To modify, eliminate or add to the provisions of the senior indenture to such extent as shall be necessary to effect the qualification of the senior indenture under the Trust Indenture Act, and to add to the senior indenture such other provisions as may be expressly required under the Trust Indenture Act.

(Senior Indenture, Section 1201)
The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding may waive our compliance with the requirements that we:
preserve our corporate existence; and
adhere to the restrictions on consolidation, merger and conveyance contained in the senior indenture.

The holders of at least a majority in aggregate principal amount of the senior notes of all series then outstanding and with respect to which compliance is to be omitted, considered as one class, may waive our compliance with the requirements that we:

maintain an office or agency where payment of the senior notes can be made and notices and demands relating to the senior notes can be delivered; and
comply with any additional covenants or restrictions with respect to a particular series of senior notes established in the instrument creating the series.
(Senior Indenture, Section 607)

The holders of not less than a majority in principal amount of the outstanding senior notes of any series may waive any past default under the senior indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected as described below. (Senior Indenture, Section 813)

If any provision of the senior indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the senior indenture, the provision of the Trust Indenture Act will control. If any provision of the senior indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the senior indenture as so modified or to be excluded. (Senior Indenture, Section 108)

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The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the senior indenture. However, if less than all of the series or tranches of senior notes outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected, considered as one class, will be required. No such amendment or modification may:

(i)

Change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;

(ii)

Reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the senior indenture or any default thereunder and its consequences without the consent of all the holders of the series;

(iii)

Modify certain provisions of the senior indenture relating to supplemental indentures, restrictions on the noteholders' ability to waive covenant compliance (as described above) and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby; or

(iv)

Prior to the release date, impair the interest of the senior trustee hereunder in such collateral bonds, or reduce the principal amount of collateral bonds securing the senior notes of such series to an amount less than the principal amount of such senior notes outstanding, without the consent of all the holders of the series.

(Senior Indenture, Section 1202)

A supplemental indenture which changes the senior indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not be deemed to affect the rights under the senior indenture of the holders of the senior notes of any other series. (Senior Indenture, Section 1202)

The senior indenture provides that senior notes owned by us, anyone else required to make payment on the senior notes or an affiliate of ours or the other obligor shall be disregarded and considered not to be outstanding in determining whether the required holders of all of the senior notes or of any particular series of senior notes have given a request or consent unless we, the other obligor or the affiliate owns all of the senior notes or all of the particular series of senior notes (except if more than one series is voting together as a class, in which case the senior notes of the series owned entirely by us, the other obligor or the affiliate will be disregarded). (Senior Indenture, Section 101)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of those senior notes. A transferee will be bound by acts of the senior trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Senior Indenture, Section 104)

Resignation of the Senior Trustee; Removal

The senior trustee may resign at any time by giving written notice to us, or the holders of a majority in principal amount of all series of senior notes then outstanding may remove the senior trustee at any time by giving written notice to us and the senior trustee. If the senior trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the senior trustee generally must either eliminate the conflicting interest or resign within 90 days. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a senior trustee appointed by act of the holders, if we have delivered to the senior trustee a resolution of our Board of Directors appointing a successor senior trustee and such successor has accepted the appointment in accordance with the terms

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of the senior indenture, the senior trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as senior trustee in accordance with the senior indenture. No resignation or removal of a senior trustee and no appointment of a successor senior trustee will be effective until the acceptance of appointment by a successor senior trustee. (Senior Indenture, Section 910)

Notices
Notices to holders of senior notes will be given by mail to the addresses of such holders as they may appear in the security register for senior notes. (Senior Indenture, Section 106)
Title

We, the senior trustee and any agent of us or the senior trustee may treat the person in whose name senior notes are registered as the absolute owner thereof, whether or not the senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Senior Indenture, Section 308)

Governing Law
The senior indenture and the senior notes are governed by, and construed in accordance with, the laws of the State of New York. (Senior Indenture, Section 113)
Description of First Mortgage Bonds

The following is a general description of the new bonds and the collateral bonds that we may offer pursuant to this prospectus. In addition to this summary, you are urged to review the form of supplemental indenture to be used in connection with each issuance of new bonds and the form of supplemental indenture to be used in connection with each issuance of collateral bonds, which are also filed as exhibits to the registration statement.

As of June 30, 2007, $186.5 million in aggregate principal amount of first mortgage bonds are outstanding, and $279.7 million in aggregate principal amount of collateral bonds are outstanding.
General -- New Bonds
The relevant prospectus supplement will describe the terms of the new bonds being offered, including:
•	the designation and aggregate principal amount of such new bonds;
•	the date on which such new bonds will mature;
•	the rate per annum at which such new bonds will bear interest, or the method of determining such rate;
•	the dates on which such interest will be payable;
•	any redemption terms; and
•	other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.
Payment of Principal and Interest

We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York or at the office of any other paying agent that we may designate.

Registration and Transfer

We will issue the new bonds only in fully registered form without coupons. Unless the relevant prospectus supplement states otherwise, we will issue the new bonds in denominations of $1,000 or any integral multiple thereof.

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So long as any first mortgage bonds remain outstanding, we must maintain an office or agency where holders can present or surrender the first mortgage bonds for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Mortgage, Section 35) We have designated the corporate trust office of The Bank of New York in the City of New York as our agent for these purposes. We will not impose any charges for exchanges of the new bonds.

No Sinking Fund
Unless the relevant prospectus supplement states otherwise, there will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new bonds.
General -- Collateral Bonds

The terms of any collateral bonds that are issued and delivered to the senior trustee as security for any series of senior notes will conform as nearly as practicable to the terms of such senior notes. See "Description of Senior Notes -- Security; Release Date -- Delivery of Collateral Bonds" above.

Highly Leveraged Transactions

The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds or collateral bonds special protection in the event of a highly leveraged transaction.

Security

The new bonds and collateral bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the mortgage, by a first lien (subject to the conditions and limitations in the instruments through which we claim title to our properties and excepted encumbrances) on substantially all of our properties and franchises, other than the following:

•	cash, shares of stock and obligations (including bonds, notes and other securities) not specifically pledged, paid, deposited or delivered under the mortgage;
•	goods and equipment acquired for the purpose of sale or resale in the ordinary course of our business or for consumption in the operation of any of our properties;
•	materials, supplies and construction equipment; and
•	judgments, accounts and choses in action, the proceeds of which we are not obligated to deposit with the mortgage trustee under the mortgage.

The lien of the mortgage also extends to after-acquired property (other than the types of property described above). However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage. The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a case with respect to us under the Federal bankruptcy code.

Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interests in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of 40 years, were not to be subject to the State's claim unless the State had specifically defined and asserted a claim within the one year period ending November 2, 1982. As a result, the State published maps of the eastern coast of New Jersey depicting claims to portions of many properties, including portions of certain of our properties relating to one of our plants. We believe that we have good title to these properties and will vigorously defend our title, or will obtain grants from the State as may ultimately be required. The cost to acquire any grants may be covered by title insurance policies. Assuming that all of the State's claims were determined adversely to us, they would relate to land, which would amount to less than one percent of net utility plant. No maps depicting State claims to property owned by us on the western side of New Jersey were published within the one year period mandated by the constitutional amendment. Nevertheless, we believe that we have obtained all necessary grants from the State for our properties along the Delaware River.

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The mortgage trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses. (Mortgage, Section 98)
Issuance of Additional First Mortgage Bonds
Subject to the limitations described in the following paragraphs, we may issue additional first mortgage bonds ranking equally with the new bonds and collateral bonds in an aggregate amount of up to:
(i)

70% of the cost or the then fair value to us (whichever is less) of property additions (excluding property that we acquired to replace other property that we retired) we have constructed or acquired after November 30, 1936 but on or before June 30, 1950;

(ii)

65% of the cost or the then fair value to us (whichever is less) of property additions (excluding property that we acquired to replace other property that we retired) we have constructed or acquired after June 30, 1950;

(iii)

the amount of cash deposited with the mortgage trustee to serve as collateral against which additional first mortgage bonds may be issued (which we may, subject to certain conditions, thereafter direct the mortgage trustee to use to repurchase or redeem first mortgage bonds, or withdraw to the extent of 100% of the principal amount of first mortgage bonds purchased or redeemed by the mortgage trustee); and

(iv)

the aggregate principal amount of previously issued first mortgage bonds that have been paid, retired, redeemed or cancelled, or that will be paid, retired, redeemed or cancelled upon the issuance of additional first mortgage bonds and that we have not previously used as the basis for the authentication and delivery of first mortgage bonds, the withdrawal of cash, or the release of property.

Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity. If we acquire property that is subject to a lien prior to the lien of the mortgage, under certain circumstances we may incur additional indebtedness secured by that lien. (Mortgage, Sections 4, 23, 25, 26, 27, 29, 30, 31 and 32)

Except as otherwise provided in the mortgage, we cannot issue additional first mortgage bonds unless our net earnings for any 12 consecutive calendar months during the immediately preceding 15 months have been at least twice the annual interest charges on all outstanding indebtedness secured by any equal or prior lien, including the additional issue of first mortgage bonds. However, this limitation does not apply if the first mortgage bonds are being issued on the basis of property additions that are subject to a lien prior to the lien of the mortgage. "Net earnings" is defined generally as the sum of:

(i)

our total operating revenues from property subject to the lien of the mortgage less our total operating expenses (excluding certain charges, such as amounts for renewals, replacements or depreciation) from property subject to the lien of the mortgage, including property to be acquired through the additional issuance of bonds, and

(ii)

the aggregate of net non-operating income and net income derived from the operation of or in connection with property not subject to the lien of the mortgage (subject to certain exceptions); provided that the aggregate amount described in this clause (ii) may not exceed 15% of the balance described in clause (i) above.

(Mortgage, Sections 7, 26, 27, 29 and 31)
Release of Property

We may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee cash, purchase money obligations secured by the property released or other specified obligations, in an aggregate amount at least equal to the fair value of the property to be released. The mortgage permits us to reduce the amount required to be deposited by an amount equal to 142 6/7% of the principal amount of each additional first mortgage bond issuable by us under the mortgage (other than first mortgage bonds issuable by us on the basis of cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds and except that a credit may only be taken for 100% of the principal amount of first mortgage bonds issuable upon the basis of the retirement of other first mortgage bonds). (Mortgage, Section 59)

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The mortgage allows us to sell or dispose of obsolete property or personal property that in a period of 12 consecutive months does not exceed $50,000 without any release by the mortgage trustee if we replace the same property by or substitute for the same other property of at least equal value to the property sold or disposed of. We may also surrender or modify certain franchises or rights without any release by the mortgage trustee. (Mortgage, Section 58)

The mortgage trustee will release unimproved real estate that we no longer desire to retain as long as the aggregate value of the unimproved real estate released in a period of 12 consecutive months does not exceed $50,000. We must deposit the consideration received from any sale or disposition of unimproved property with the mortgage trustee. (Mortgage, Section 60)

Cash deposited with the mortgage trustee, including cash deposited to obtain a release of property, may be used by the mortgage trustee, at our discretion, to redeem or repurchase first mortgage bonds. (Mortgage, Sections 55 and 61)

Withdrawal of Cash Deposited with Mortgage Trustee

We may withdraw cash deposited with the mortgage trustee to obtain the release of property in an amount equal to 142 6/7% of the principal amount of each additional first mortgage bond issuable by us under the mortgage (other than first mortgage bonds issuable by us on the basis of cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds and except that we may only withdraw an amount equal to 100% of the principal amount of first mortgage bonds issuable upon the basis of the retirement of other first mortgage bonds). (Mortgage, Section 61) We may withdraw cash deposited with the mortgage trustee for the purpose of issuing first mortgage bonds in an amount equal to 100% of the principal amount of first mortgage bonds purchased or redeemed by the mortgage trustee. (Mortgage, Section 32)

Consolidation, Merger, Transfer of Assets
Nothing in the mortgage or the terms of the first mortgage bonds prevents us from:
•	consolidating with another corporation;
•	merging into another corporation where the other corporation is the survivor; or
•	selling or leasing all or substantially all of our property as an entirety;
provided that
•

in the case of a consolidation or merger, the surviving entity is a corporation having the corporate authority to generate, manufacture, transport, transmit, distribute or supply electricity for light, heat, power or other purposes, or in the case of any conveyance, transfer or lease, the acquiror or lessee is a corporation lawfully entitled to acquire or lease and operate the same;

•	the terms of the transaction do not impair the lien and security of the mortgage or the rights and powers of the mortgage trustee or the holders of first mortgage bonds;
•

the surviving entity or transferee, or, in the case of a lease which extends beyond the date of maturity of any first mortgage bonds, the lessee, assumes by supplemental indenture all of our obligations under the mortgage and on the first mortgage bonds; and

•

in the case of a lease, such lease is made expressly subject to termination at any time during the continuance of a completed default, by (a) us or the mortgage trustee or (ii) the purchaser of the property so leased at any sale thereof under the mortgage or pursuant to judicial proceedings.

(Mortgage, Section 86)

If we consummate a consolidation, merger or sale of all or substantially all of our property as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation except:

(i)	those properties acquired from us and improvements and additions thereon and appurtenant thereto;
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(ii)	property used by the successor corporation as a basis for authentication of first mortgage bonds, the withdrawal of cash or the release of property; and
(iii)

such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (a) to maintain, renew and preserve the franchises covered by the mortgage and to maintain the mortgaged property as an operating system in good repair, working order and condition, or (b) in pursuance of some covenant or agreement under the mortgage to be kept or performed by us.

(Mortgage, Section 88)

Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

(i)

there could be a disagreement between us and the holders of first mortgage bonds over whether, as a condition to a sale or lease of our properties and assets, the successor entity is required to assume our obligations under the mortgage and, consequently, whether a failure to assume such obligations would result in a completed default under the mortgage;

(ii)

in the event that the holders of first mortgage bonds attempt to declare a completed default and exercise their acceleration rights under the mortgage in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase "substantially all"; and

(iii)	it may be difficult for holders of first mortgage bonds to declare a completed default and exercise their acceleration rights.
Modification
Modifications Without Consent
Without the consent of any holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
•	to waive, surrender or restrict any power, privilege or right conferred on us by the mortgage;
•

to add covenants, limitations or restrictions for the benefit of the holders of one or more series of first mortgage bonds and provide that a breach thereof is equivalent to a default under the mortgage; and

•	to cure any ambiguity, or correct or supplement any defective or inconsistent provisions in the mortgage or any supplemental indenture;
provided, however, that any such act, waiver, surrender or restriction does not adversely affect the interests of the holders of the outstanding first mortgage bonds.
(Mortgage, Section 121)
Modifications Requiring Consent

The mortgage provides that with the consent of the holders of 75% in principal amount of outstanding first mortgage bonds, the mortgage, any supplemental indenture and the rights and obligations of us and of the first mortgage bondholders may be modified or altered; provided, however that if less than all series of outstanding first mortgage bonds will be affected by the change, then only the holders of first mortgage bonds of the affected series have the right to consent; and provided, further, that no modification or alteration without the consent of the holder of every affected first mortgage bond may:

extend the maturity of the principal of such bond;
reduce the rate of interest on such bond or otherwise modify the terms of payment of the principal or interest on any such bond;
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create an equal or prior lien;
deprive a non-assenting bondholder of a lien on the mortgaged property; or
reduce the percentage of bondholders required to effect any change with respect to any first mortgage bond.
(Mortgage, Section 114)

Our Board of Directors may, at any time, pass a resolution stipulating that none of the provisions relating to modifications to the mortgage with the consent of the bondholders will have any force and effect for all outstanding first mortgage bonds and/or any first mortgage bonds issued after the date of the Board's resolution. (Mortgage, Section 117)

The mortgage provides that any first mortgage bonds owned by us, any other obligor on the first mortgage bonds, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Mortgage, Section 2)

If any provision of the mortgage limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the mortgage, the provision of the Trust Indenture Act will control. (June 1, 1949 Supplemental Indenture, Section 45)

Completed Defaults
The term "completed default," when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
(i)	Failure to pay principal on any first mortgage bond when due;
(ii)	Failure to pay interest on any first mortgage bond within 90 days after such payment is due;
(iii)	Failure to pay principal of or interest on any indebtedness subject to a prior lien, beyond any applicable grace period, in certain cases;
(iv)	Events relating to our bankruptcy, insolvency or reorganization as specified in the mortgage;
(v)	Failure to perform any other covenant, agreement or condition in the mortgage for a period of 90 days after we are given notice thereof by the mortgage trustee; and
(vi)	Failure to provide money for the redemption of first mortgage bonds called for redemption by us.
(Mortgage, Sections 53 and 65)

The mortgage requires the mortgage trustee to provide notice to the holders of first mortgage bonds within 90 days after the occurrence of a completed default (not including any grace period and irrespective of whether the mortgage trustee has given the notice contemplated by clause (v) above), unless such default was cured prior to the giving of the notice; provided, however, that except for a default in the payment of principal, any premium, or interest, or in the payment of any sinking or purchase fund installment, the mortgage trustee may withhold notice to the holders of the first mortgage bonds of any default if the mortgage trustee in good faith determines that the withholding of notice is in the interests of the holders. (Mortgage, Section 65A)

We will furnish to the mortgage trustee an annual certificate as to our compliance with the covenants and conditions in the mortgage. (Mortgage, Section 46D)
Remedies

Upon the occurrence of any completed default, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the mortgage trustee shall, declare all outstanding first mortgage bonds immediately due and payable. If, before any sale of the trust estate, all interest in arrears has been paid and all defaults have been cured, the holders of a majority in principal amount of the outstanding first mortgage bonds may annul such declaration. (Mortgage, Section 65)

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If a completed default occurs and is continuing, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the mortgage trustee shall, enforce the lien of the mortgage by foreclosing on the trust estate. (Mortgage, Section 68)

The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the mortgage, but have no right to involve the Trustee in any personal liability without indemnifying it to its satisfaction. (Mortgage, Sections 69 and 79)

No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless:
(i)	such holder previously has given the mortgage trustee written notice of an existing default,
(ii)

the holders of at least 25% in principal amount of the outstanding first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it) and

(iii)	such holders have offered the mortgage trustee a reasonable opportunity to exercise its powers as mortgage trustee or to institute an action, suit or proceeding in its own name.

However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal of and interest on such first mortgage bond when due. (Mortgage, Section 79)

The laws of the State of New Jersey, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

Defeasance and Discharge
If at any time we:
•

deposit with the mortgage trustee money for the payment or redemption of all or any of the first mortgage bonds then outstanding of one or more series, including the payment of all interest due thereon,

•	irrevocably direct the mortgage trustee to use the deposited money for the purpose of payment or redemption, as the case may be, and
•	in the case of a redemption, provide a notice of redemption,

then such first mortgage bonds will be deemed to have been paid. If all of the first mortgage bonds, including all interest due thereon, have been paid, and we have paid all charges of the mortgage trustee, the mortgage trustee is obligated to cancel and discharge the lien under the mortgage upon our request. (Mortgage, Section 107)

Title
The person in whose name first mortgage bonds are registered is deemed the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 84)
Resignation or Removal of Mortgage Trustee

The mortgage trustee may resign at any time by giving written notice to us and by publishing such notice in newspapers in Atlantic City, New Jersey and the Borough of Manhattan, City of New York. If the mortgage trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the mortgage trustee generally must either eliminate the conflicting interest or resign within 90 days. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. No resignation or removal of a mortgage trustee and no appointment of a successor mortgage trustee will be effective until the acceptance of appointment by a successor mortgage trustee. (Mortgage, Sections 102, 104 and 105)

Description of Other Debt Securities
The following is a general description of the other debt securities that we may offer pursuant to this prospectus.
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General
The relevant prospectus supplement, or the pricing supplement described in the prospectus supplement, will set forth the following terms of the debt securities:
•	the purchase price, or a statement that the debt securities are being offered by an agent as principal at varying market prices;
•	the original issue date;
•	the stated maturity date;
•	if fixed rate notes, the rate per annum at which such notes will bear interest;
•	if floating rate notes, the interest rate formula and other variable terms;
•	the date or dates from which any such interest shall accrue;
•	the terms for redemption, if any; and
•	any other terms of such debt securities not inconsistent with the note indenture.

The note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.

No Sinking Fund
The debt securities will not be subject to any sinking fund.
Unsecured Obligations

The debt securities will be unsecured and will rank pari passu with all of our other unsecured and unsubordinated indebtedness. As of June 30, 2007, we have no unsecured debt securities outstanding under the note indenture, $22.6 million in aggregate principal amount of other unsecured and unsubordinated indebtedness outstanding (consisting of unsecured tax-exempt bonds), and $466.1 million in aggregate principal amount of secured debt outstanding. The terms of the debt securities will not restrict us from incurring more secured debt.

Book-Entry Notes

We may issue the debt securities of any series in the form of one or more fully-registered debt securities (which we refer to as a book-entry note) which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. Except as set forth below, the book-entry note may not be transferred except as a whole

•	by the depositary to a nominee of the depositary;
•	by a nominee of the depositary to the depositary;
•	by a nominee of the depositary to another nominee of the depositary; or
•	by the depositary or any nominee to a successor of the depositary or a nominee of such successor.
Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

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Generally, ownership of beneficial interests in a book-entry note will be limited to participants that have accounts with the depositary for such book-entry note or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such book-entry note to the accounts of participants. The accounts to be credited will be designated by the agents for such debt securities, or by us if we offer and sell such notes directly.

Ownership of beneficial interests in a book-entry note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, or by participants or persons that may hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a book-entry note.

So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such book-entry note for all purposes under the note indenture. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have debt securities represented by a book-entry note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the note indenture. Accordingly, each person owning a beneficial interest in a book entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the note indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a book entry note desires to give or take any action allowed under the note indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Principal, premium, if any, and interest payments on debt securities represented by a book-entry note will be made to the depositary or its nominee as the registered owner of the book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such book-entry note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

Withdrawal of Depositary

If the depositary for any debt securities represented by a book-entry note is at any time unwilling or unable to continue as depositary, or it ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have debt securities represented by one or more book-entry notes, and, in such event, will issue debt securities in certificated form in exchange for the book-entry note or notes representing such debt securities. We understand, however, that under current industry practices DTC would notify its participants of our decision, but will only withdraw beneficial ownership interests from a global security at the request of each participant. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book-entry note may, on terms acceptable to us and the depositary, receive debt securities in certified form. Any debt securities issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee.

Registration and Transfer

The debt securities will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the applicable prospectus supplement or pricing supplement, in denominations of $1,000 or any multiple thereof.

If debt securities are issued in certificated form, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the note trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Note Indenture, Sections 305 and 602)

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No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 business days prior to the date of mailing notice of redemption of any debt securities of that series or any debt security that is selected for redemption. (Note Indenture, Section 305)

Payment and Paying Agents

Unless the relevant prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment, except that interest payable at stated maturity will be paid to the person to whom the final payment of principal is paid. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date selected by the note trustee that is no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the note trustee finds it practicable. (Note Indenture, Section 307)

Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to such payment at the address appearing in the security register. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the note trustee in the Borough of Manhattan, City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Note Indenture, Sections 601 and 602)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Note Indenture, Section 603)

Defeasance and Discharge

The note indenture provides that we will be deemed to have paid and discharged all of our obligations with respect to all or any part of the debt securities by irrevocably depositing in trust with the note trustee:

money,

government obligations (as defined in the note indenture, which generally means (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and (b) subject to certain conditions, certificates, depositary receipts or other instruments evidencing a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof), or a combination of money or governmental obligations

which will be sufficient to pay when due the entire indebtedness on such debt securities, including principal, any premium and interest, and if such deposit is made prior to the maturity of the debt securities, we deliver to the note trustee an opinion of counsel to the effect that the holders of the affected debt securities will (i) not realize income, gain or loss for United States federal income tax purposes as a result of the defeasance and (ii) be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the defeasance had not occurred. The opinion must be accompanied by a ruling of the Internal Revenue Service or based upon a change in law. (Note Indenture, Section 701)

Consolidation, Merger and Sale of Assets

The note indenture provides that we may consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, provided that:

(i)

the successor entity is organized and existing under the laws of the United States, a state of the United States or the District of Columbia and expressly assumes our obligations on all debt securities outstanding under the note indenture;

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(ii)

immediately after giving effect to the transaction, no Event of Default under the note indenture or no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing;

(iii)	any lease provides that it will remain in effect as long as any debt securities are outstanding; and
(iv)	we have delivered to the note trustee an officer's certificate and an opinion of counsel as provided in the note indenture.
(Note Indenture, Section 1101)

Upon any consolidation or merger, or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any other person as described above, the successor corporation or the person to which such conveyance, transfer or lease is made will succeed to, and be substituted for, us under the note indenture, and may exercise every right and power of ours under the note indenture, and upon the satisfaction of the conditions described above, we would be relieved of all obligations and covenants under the note indenture and on the debt securities then outstanding. (Note Indenture, Section 1102)

Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty

(i)

there could be a disagreement between us and the holders of debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the note indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the note indenture;

(ii)

in the event that the holders of debt securities attempt to declare an Event of Default and exercise their acceleration rights under the note indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase "substantially as an entirety"; and

(iii)	it may be difficult for holders of debt securities to declare an Event of Default and exercise their acceleration rights.
Event of Default
The term "Event of Default," when used in the note indenture with respect to any series of debt securities issued thereunder, means any of the following:
(i)	Failure to pay interest on such debt securities within 60 days after it is due;
(ii)	Failure to pay the principal of or any premium on any such debt securities within three business days after it is due;
(iii)

Failure to perform or breach any other covenant in the note indenture, other than a covenant that does not relate to such series of debt securities, that continues for 90 days after we receive written notice from the note trustee, or we and the note trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the debt securities of that series;

(iv)	Events relating to our bankruptcy, insolvency or reorganization specified in the note indenture; or
(v)	Any other Event of Default specified with respect to a series of debt securities.
(Note Indenture, Section 801)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the note indenture. The note trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, any premium, or interest, if the note trustee in good faith considers the withholding of notice to be in the interests of the holders. In the case of a default under clause (iii) above, no notice to the holders of the affected debt securities may be given until at least 75 days after the occurrence of the default. (Note Indenture, Sections 802 and 903)

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Remedies

If an Event of Default under the note indenture with respect to any series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all the debt securities of the series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an Event of Default under the note indenture with respect to more than one series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all series in respect of which an Event of Default under the note indenture shall have occurred and be continuing, considered as one class, may accelerate the payment of the entire principal amount of all the debt securities of the affected series. (Note Indenture, Section 802)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Note Indenture, Section 802)

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default will be deemed to have been waived and the declaration and its consequences annulled if:

(i)	We have paid or deposited with the note trustee a sum sufficient to pay:
(a)	all overdue installments of interest on all debt securities of the series;
(b)

the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration and interest thereon at the prescribed rates, if any, set forth in such debt securities;

(c)	interest on overdue interest (to the extent allowed by law) at the prescribed rates, if any, set forth in such debt securities;
(d)	all amounts due to the trustee under the note indenture; and
(ii)

Any other Event of Default under the note indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the note indenture.

(Note Indenture, Section 802)

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series, waive any past default under the note indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the note indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected (see "Modification and Waiver" below). (Note Indenture, Section 813)

The note trustee is not obligated to exercise any of its rights or powers under the note indenture at the request or direction of any of the holders, unless the holders offer the note trustee a reasonable indemnity. (Note Indenture, Section 904) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities, and if more than one series is affected, the holders of a majority in principal amount of all affected series, considered as one class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee or exercising any trust or power conferred upon the note trustee. The note trustee is not obligated to comply with directions that conflict with law or other provisions of the note indenture or that would result in personal liability for the note trustee which, in the note trustee's sole discretion, would exceed the indemnity provided by the note holders. The note trustee may take any other action that it deems proper and is not inconsistent with such direction. (Note Indenture, Section 812)

No holder of debt securities of any series will have any right to institute any proceeding under the note indenture, or for any remedy under the note indenture, unless:
(i)	the holder has previously given to the note trustee written notice of a continuing Event of Default with respect to debt securities of such series;
(ii)	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the note indenture has
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occurred and is continuing, considered as one class, have made a written request to the note trustee, and have offered reasonable indemnity to the note trustee, to institute proceedings;
(iii)	the note trustee has failed to institute any proceeding for 60 days after notice; and
(iv)

no direction inconsistent with such written request has been given to the note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the note indenture has occurred and is continuing, considered as one class.

In addition, no holder of debt securities of such series notes will have any right under the note indenture to disturb or prejudice the rights of any other holder of debt securities. However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Note Indenture, Sections 807 and 808)

We will provide to the note trustee an annual statement by an appropriate officer as to our compliance with all obligations under the note indenture. (Note Indenture, Section 1004)
Modification and Waiver
Without the consent of any holder of debt securities, we and the note trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)	To evidence the assumption by any permitted successor of our covenants in the note indenture and in the debt securities;
(ii)	To add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the note indenture;
(iii)	To add any additional Event of Default with respect to all or any series of debt securities;
(iv)

To change or eliminate any provision in the note indenture or to add any new provision to the note indenture; provided, however, that if such change, elimination or addition adversely affects the holders of the debt securities of any series, or a tranche of such series, in any material respect, such change, elimination or addition will become effective with respect to such series or tranche of debt securities only when no debt securities of the affected series or tranche remain outstanding under the note indenture;

(v)	To provide security for the debt securities;
(vi)	To provide procedures required to permit us to use a non-certificated system of registration for the debt securities;
(vii)	To establish the form or terms of debt securities of any series as permitted by the note indenture;
(viii)	To evidence and provide for the acceptance of appointment of a successor trustee;
(ix)	To change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange, and notices to us may be served;
(x)	To provide for the payment by us of additional amounts in respect of certain taxes imposed on the holders of the debt securities and for the treatment of such additional amounts as interest;
(xi)	To provide for the authentication and delivery of debt securities denominated in a currency other than dollars or in a composite currency;
(xii)	To provide for the authentication and delivery of bearer securities;
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(xiii)

To cure any ambiguity, inconsistency or defect or to make any other provisions with respect to matters and questions arising under the note indenture which do not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(xiv)

To modify, eliminate or add to the provisions of the note indenture to such extent as shall be necessary to effect the qualification of the note indenture under the Trust Indenture Act and to add to the note indenture such other provisions as may be expressly required under the Trust Indenture Act, or to eliminate provisions no longer required by the Trust Indenture Act.

(Note Indenture, Section 1201)

If any provision of the note indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the note indenture, the provision of the Trust Indenture Act will control. (Note Indenture, Section 107)

The consent of the holders of at least a majority in aggregate principal amount of the debt securities of all series affected by a modification to the note indenture, considered as one class, is required for all other modifications to the note indenture. However, no such amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

(i)

Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or reduce any amount payable upon redemption, or modify the method of calculating the interest rate, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security;

(ii)

Reduce the percentage in principal amount of the outstanding debt securities the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the note indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting of debt security holders; or

(iii)

Modify some of the provisions of the note indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the debt securities of any series, except to increase the percentages in principal amount or to provide that other provisions of the note indenture cannot be modified or waived.

A supplemental indenture which changes the note indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the note indenture of the holders of the debt securities of any other series. (Note Indenture, Section 1202)

The note indenture provides that debt securities owned by us, or anyone else required to make payment on the debt securities, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Note Indenture, Section 101)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer of or in exchange of that debt security. A transferee will be bound by acts of the note trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Note Indenture, Section 104)

Removal or Resignation of the Note Trustee

The note trustee may resign at any time with respect to any series of debt securities by giving written notice to us. If the note trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the note trustee generally

32

must either eliminate the conflicting interest or resign within 90 days. The holders of a majority in principal amount of any series of debt securities may remove the note trustee at any time by giving written notice to us and the note trustee. No resignation or removal of a note trustee and no appointment of a successor note trustee will be effective until the acceptance of appointment by a successor note trustee. We may remove the note trustee with respect to the debt securities of all series or any holder of a debt security of any series who has held the note for at least six months may petition a court to remove the note trustee with respect to that series if at any time the note trustee:

does not eliminate any conflicting interest that it has or acquires after a written request by us or any such holder;
ceases to satisfy the eligibility requirements for a note trustee under the note indenture and fails to resign after written request by us or any such holder; or

becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver is appointed or any public officer takes charge of the note trustee or its property for the purpose of rehabilitation, conservation or liquidation.

(Note Indenture, Section 911)
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities. (Note Indenture, Section 106)
Title

We, the note trustee and any agent of us or the note trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Note Indenture, Section 308)

Governing Law
The note indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Note Indenture, Section 112)
INFORMATION ABOUT THE TRUSTEE

The Bank of New York acts as trustee under the senior indenture, the mortgage and the note indenture. In addition, The Bank of New York acts, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York in the ordinary course of our businesses.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kirk Emge, Esq., our General Counsel, and by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements incorporated in this prospectus by reference to Atlantic City Electric Company's Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.

•	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007 (File No. 1-03559);
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 7, 2007 (File No. 1-03559); and
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-03559).

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Atlantic City Electric Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2900.

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PROSPECTUS
[DPL LOGO]
Delmarva Power & Light Company
Debt Securities
____________________

This prospectus relates to debt securities that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to the purchasers.
____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________
The date of this prospectus is August 24, 2007.
____________________

This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanied prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. including information about us, contained in this prospectus. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

In this prospectus, unless the context indicates otherwise, the words "DPL," "the company," "we," "our," "ours" and "us" refer to Delmarva Power & Light Company and its consolidated subsidiaries.
NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, the accompanying prospectus supplement and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe or predict future events or trends and include declarations regarding our intentions, beliefs and expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•

Prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power expenses, and present or prospective wholesale and retail competition;

•	Changes in and compliance with environmental and safety laws and policies;
•	Weather conditions;
•	Population growth rates and demographic patterns;
•	Competition for retail and wholesale customers;
•	General economic conditions, including potential negative impacts resulting from an economic downturn;
•	Growth in demand, sales and capacity to fulfill demand;
•	Changes in tax rates or policies or in rates of inflation;
2
•	Changes in project costs;
•	Unanticipated changes in operating expenses and capital expenditures;
•	Our ability to obtain funding in the capital markets on favorable terms;
•	Restrictions imposed by Federal and/or state regulatory commissions;
•	Legal and administrative proceedings (whether civil or criminal) and settlements that influence our business and profitability;
•	Volatility in market demand and prices for energy, capacity and fuel;
•	Interest rate fluctuations and credit market concerns; and
•	Effects of geopolitical events, including the threat of domestic terrorism.

Any forward-looking statements speak only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

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DELMARVA POWER & LIGHT COMPANY

We are a regulated public utility company engaged in the transmission and distribution of electricity in Delaware and portions of Maryland and Virginia and provide natural gas supply and distribution service in northern Delaware. We are a wholly owned subsidiary of Pepco Holdings, Inc., or PHI.

Our electricity distribution territories encompass Kent, New Castle and Sussex counties in Delaware, Caroline, Cecil, Dorchester, Harford, Kent, Queen Anne's, Somerset, Talbot, Wicomico and Worchester counties in Maryland and Accomack and Northampton counties in Virginia. In July 2007, we entered into agreements to sell all of our electricity distribution and a significant portion of our transmission assets in Virginia.

We are responsible for the delivery of electricity in our electricity service territory, which covers 6,000 square miles and, as of December 31, 2006, had a population of 1.3 million. As of December 31, 2006, we delivered electricity to 513,000 customers, of which 295,000 were located in Delaware, 196,000 were located in Maryland and 22,000 were located in Virginia. Of the 13,477,000 megawatt hours of electricity we delivered in 2006, 38% was delivered to residential customers, 40% was delivered to commercial customers and 22% was delivered to industrial customers. The rates we are paid for the delivery of electricity are established in Delaware by the Delaware Public Service Commission, or DPSC, in Maryland by the Maryland Public Service Commission, or MPSC, and in Virginia by the Virginia State Corporation Commission, or VSCC.

Our transmission facilities are interconnected with the transmission facilities of contiguous facilities and as such are part of an interstate power transmission grid over which electricity is transmitted throughout the eastern United States. We are members of the PJM Regional Transmission Organization, which directs the operation of our transmission facilities. The rates we are paid for the transmission of electricity over our facilities are established by the Federal Energy Regulatory Commission.

We also supply electricity at regulated rates to retail customers in our service territory who do not elect to purchase electricity from a competitive energy supplier, which is referred to as Standard Offer Service, or SOS, in Delaware and Maryland and Default Service in Virginia. We purchase the power supply required to satisfy our SOS obligations from wholesale suppliers under contracts entered into pursuant to a competitive bid procedure approved, respectively, by the applicable public service commission.

Our natural gas service territory encompasses New Castle county in Delaware and covers 275 square miles, with a population of 523,000. As of December 31, 2006, we delivered natural gas to 121,000 customers. Large and medium volume commercial and industrial natural gas customers may purchase natural gas either from us or from other suppliers. In 2006, we delivered 18,300,000 Mcf (one thousand cubic feet) of natural gas to retail customers in our Delaware service territory, of which approximately 36% of our retail gas deliveries were sales to residential customers, 25% were sales to commercial customers, 4% were sales to industrial customers, and 35% were sales to customers receiving a transportation-only service. We purchase natural gas supplies for resale to our sales service customers from marketers and producers through a combination of long-term agreements and next-day delivery arrangements.

Our headquarters are located at 800 King Street, P.O. Box 231, Wilmington, DE 19899, and our telephone number is (202) 872-2000.
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USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.
RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2007 and for each year in the five-year period ended December 31, 2006.
	Six Months Ended June 30,		Twelve Months Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges	2.65	2.70	4.48	4.16	3.09	2.66

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income, plus taxes based on income, plus fixed charges, which consist of interest expense (which includes distributions on Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust (the "Trust Preferred") subsequent to the implementation of Statement of Financial Accounting Standards No. 150 on July 1, 2003), interest factor in rentals and, prior to the implementation of SFAS 150, distributions on the Trust Preferred.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer pursuant to this prospectus. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.

The debt securities will be issued in one or more series under the indenture, dated as of November 1, 1988, between us and The Bank of New York Trust Company, N.A., ultimate successor to Manufacturers Hanover Trust Company, as trustee. In this prospectus we refer to this indenture as the note indenture, and we refer to the trustee under the note indenture as the note trustee. The statements below are summaries of the material terms of the note indenture. In addition to this summary, you are urged to review the note indenture, which is incorporated by reference as an exhibit to the registration statement under which the debt securities are registered.

General

Unless the relevant prospectus supplement indicates otherwise, the debt securities will mature on any day from nine months to 40 years from the original issue date. Each debt security will bear interest at either fixed rates or floating rates. The relevant prospectus supplement, or the pricing supplement described in the prospectus supplement, will set forth the following terms of the debt securities:

•	the purchase price, or a statement that the debt securities are being offered by an agent as principal at varying market prices;
•	the original issue date;
•	the stated maturity date;
•	if fixed rate notes, the rate per annum at which such notes will bear interest;
•	if floating rate notes, the interest rate formula and other variable terms;
•	the date or dates from which any such interest shall accrue;
•	the terms for redemption, if any; and
5
•	any other terms of such debt securities not inconsistent with the note indenture.

The note indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.

No Sinking Fund
The debt securities will not be subject to any sinking fund.
Unsecured Obligations

The debt securities will be unsecured and will rank pari passu with all of our other unsecured and unsubordinated indebtedness. As of June 30, 2007, we had $240 million in aggregate principal amount of debt securities outstanding under the note indenture, $341.7 million in aggregate principal amount of other unsecured and unsubordinated indebtedness outstanding (consisting of unsecured tax-exempt bonds and privately placed notes), and $75.9 million in aggregate principal amount of secured debt outstanding. The terms of the debt securities will not restrict us from incurring more secured debt.

Book-Entry Notes

We may issue the debt securities of any series in the form of one or more fully-registered debt securities (which we refer to as a book-entry note) which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. Except as set forth below, the book-entry note may not be transferred except as a whole:

•	by the depositary to a nominee of the depositary;
•	by a nominee of the depositary to the depositary;
•	by a nominee of the depositary to another nominee of the depositary; or
•	by the depositary or any nominee to a successor of the depositary or a nominee of such successor.
Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a book-entry note will be limited to participants that have accounts with the depositary for such book-entry note or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such book-entry note to the accounts of participants. The accounts to be credited will be designated by the agents for such debt securities, or by us if we offer and sell such notes directly.

Ownership of beneficial interests in a book-entry note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, or by participants or persons that may hold interests through participants. The laws of some states require that some purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a book-entry note.

So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such book-entry note for all purposes under the note indenture. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have debt securities represented by a book-entry note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the note indenture. Accordingly, each person owning a beneficial interest in a book entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the note indenture. We understand that under existing industry practices, if we request any action of holders, or if any owner of a beneficial interest in a book entry note desires to give or take any action allowed under the note indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and

6
such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.
Interest and Premium

Principal, premium, if any, and interest payments on debt securities represented by a book-entry note will be made to the depositary or its nominee as the registered owner of the book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such book-entry note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

Withdrawal of Depositary

If the depositary for any debt securities represented by a book-entry note is at any time unwilling or unable to continue as depositary, or it ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have debt securities represented by one or more book-entry notes, and, in such event, will issue debt securities in certificated form in exchange for the book-entry note or notes representing such debt securities. We understand, however, that under current industry practices DTC would notify its participants of our decision, but will only withdraw beneficial ownership interests from a global security at the request of each participant. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book-entry note may, on terms acceptable to us and the depositary, receive debt securities in certified form. Any debt securities issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee.

Registration and Transfer

The debt securities will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the applicable prospectus supplement or pricing supplement, in denominations of $1,000 or any multiple thereof.

If debt securities are issued in certificated form, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the note trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Note Indenture, Sections 305 and 602)

No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 days prior to the date of mailing notice of redemption of any debt securities of that series or any debt security that is selected for redemption. (Note Indenture, Section 305)

Payment and Paying Agents

Unless the relevant prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date selected by the note trustee that is (a) no less than 10 nor more than 15 days before the date established by us for the proposed payment of such defaulted interest and no less than 10 days after we provide the note trustee with notice of the proposed payment or (b) in any other manner permitted by any securities exchange on which the debt security may be listed, if the note trustee finds it practicable. (Note Indenture, Section 307)

Unless the relevant prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the debt securities will be payable at the office of the paying agent designated by us. Unless otherwise indicated in the relevant prospectus supplement, the corporate trust office of the note trustee in the Borough of Manhattan, City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially

7

designated by us for the debt securities of a particular series will be named in the relevant prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Note Indenture, Section 602)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Note Indenture, Section 603)

Defeasance and Discharge

The note indenture provides that we will be deemed to have paid, and our entire indebtedness will be deemed to have been satisfied and discharged with respect to, any debt security or any portion of the principal amount thereof prior to maturity if:

we irrevocably deposit in trust with the note trustee:
money,

government obligations (as defined in the note indenture, which generally means (a) direct obligations of, or obligations unconditionally guaranteed by, the United States and (b) certificates, depositary receipts or other instruments evidencing a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof) that do not contain provisions permitting the redemption or other prepayment of such government obligations at the option of the issuer thereof, the principal and interest on which when due, without any regard to reinvestment of such government obligations, will provide monies, or a combination of money or governmental obligations
which will be sufficient to pay when due the principal of, any premium and interest on such debt securities or portions thereof; and
we deliver to the note trustee:
a written order stating that the money and government obligations deposited with the note trustee are to be held in trust;

if government obligations are deposited with the note trustee, an opinion of an independent public accountant to the effect that the requirements for government obligations described above have been satisfied and an opinion of counsel stating that all conditions precedent to the defeasance have been complied with; and

an opinion of counsel

to the effect that the deposit and the defeasance will not (i) be deemed to be, or result in, a taxable event for the holders of the affected debt securities for federal income tax purposes or (ii) result in a material change in the amount of federal income tax or in the manner or the time of its payment for the holders of the affected debt securities, unless the holders of the affected debt securities have consented to the change; and

as to any other matters related to taxation specified in the particular debt securities being defeased.
(Note Indenture, Section 701)
Consolidation, Merger and Sale of Assets

The note indenture provides that we may not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

(i)

the successor corporation or the entity that acquires or leases our properties and assets substantially as an entirety is organized and existing under the laws of the United States, a state of the United States or the District of Columbia and expressly assumes our payment obligations on all outstanding debt securities and all of our obligations under the note indenture;

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(ii)

immediately after giving effect to the transaction, and treating any indebtedness for borrowed money which becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no Event of Default under the note indenture and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iii)	we have delivered to the note trustee an officer's certificate and an opinion of counsel to the effect that the transaction complies with the note indenture.
(Note Indenture, Section 1101)

Upon any consolidation or merger, or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any other entity as described above, the successor corporation or the entity to which such conveyance, transfer or lease is made will succeed to, and be substituted for, us under the note indenture, and may exercise every right and power of ours under the note indenture, and, except in the case of a lease, we will be relieved of all obligations and covenants under the note indenture and the outstanding debt securities. (Note Indenture, Section 1102)

Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

(i)

there could be a disagreement between us and the holders of debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the note indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the note indenture;

(ii)

in the event that the holders of debt securities attempt to declare an Event of Default and exercise their acceleration rights under the note indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase "substantially as an entirety;" and

(iii)	it may be difficult for holders of debt securities to declare an Event of Default and exercise their acceleration rights.
Event of Default
The term "Event of Default," when used in the note indenture with respect to any series of debt securities issued thereunder, means any of the following:
(i)	failure to pay interest on the debt securities of such series within 30 days after it is due;
(ii)	failure to pay the principal of or any premium on the debt securities of such series within three business days after it is due;
(iii)

failure to perform or breach of any covenant or warranty in the note indenture, other than a covenant or warranty that does not relate to such series of debt securities, that continues for 90 days after we have been given written notice by the note trustee, or we and the note trustee have been given written notice by the holders of at least 25% in aggregate principal amount of the debt securities of such series;

(iv)

default under any bond, debenture, note or other evidence of our indebtedness for money borrowed by us (including debt securities of another series) or under any mortgage, indenture or other instrument under which we may issue indebtedness or by which we may secure or evidence indebtedness for borrowed money (including the note indenture), which default (a) constitutes a failure to make any payment in excess of $5,000,000 of the principal of, or interest on, such indebtedness when due and payable after the expiration of any applicable grace period or (b) results in indebtedness in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such payment being made, such indebtedness being discharged or such acceleration being rescinded or annulled, as the case may be, within 90 days after we have been given written notice from the note trustee, or we and the note trustee have been given written notice from the holders of at least 25% in aggregate principal amount of the debt securities of that series;

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(v)	events relating to our bankruptcy, insolvency or reorganization specified in the note indenture; or
(vi)	any other Event of Default specified with respect to the debt securities of such series.
(Note Indenture, Section 801)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the note indenture. The note trustee is required to give the holders of debt securities written notice of any default known to the note trustee within 90 days after the occurrence unless such default is cured and waived. The note trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal, any premium, or interest, if the note trustee in good faith determines the withholding of notice to be in the interests of the holders. In the case of a default under clause (iii) above, no notice to the holders of the affected debt securities may be given until at least 30 days after the occurrence of the default. (Note Indenture, Sections 802 and 902)

Remedies

If an Event of Default under the note indenture with respect to any series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all the debt securities of the series may declare the principal amount of all the debt securities of that series to be due and payable immediately. If an Event of Default under the note indenture with respect to more than one series of debt securities occurs and continues, the note trustee or the holders of at least 33% in aggregate principal amount of all series in respect of which an Event of Default under the note indenture shall have occurred and be continuing, considered as one class, may declare the payment of the principal amount of all the debt securities of the affected series to be immediately due and payable. (Note Indenture, Section 802)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Note Indenture, Section 802)

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the declaration and its consequences if:

(i)	we have paid or deposited with the note trustee a sum sufficient to pay:
(a)	all overdue interest on all debt securities of that series;
(b)

the principal of and premium, if any, on any debt securities of that series which have become due otherwise than by declaration of acceleration and interest thereon at the prescribed rates set forth in such debt securities;

(c)	interest on overdue interest (to the extent allowed by law) at the prescribed rates set forth in such debt securities; and
(d)	all amounts due to the note trustee under the note indenture; and
(ii)

any other Event of Default under the note indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the note indenture.

(Note Indenture, Section 802)

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series, waive any past default under the note indenture with respect to that series and its consequences, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the note indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected (see "Modification and Waiver" below). (Note Indenture, Section 813)

The note trustee is not obligated to exercise any of its rights or powers under the note indenture at the request or direction of any of the holders, unless the holders offer the note trustee reasonable security or indemnity. (Note Indenture, Section 903) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities, and if more than one series is affected, the holders of a majority in principal amount of all affected series, considered as one class, will have the

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right to direct the time, method and place of conducting any proceeding for any remedy available to the note trustee or exercising any trust or power conferred upon the note trustee. The note trustee is not obligated to comply with directions that conflict with law or other provisions of the note indenture or that would involve the note trustee in personal liability in circumstances where the indemnity would not, in the note trustee's sole discretion, be adequate. The note trustee may take any other action that it deems proper and is not inconsistent with such direction. (Note Indenture, Section 812)

No holder of debt securities of any series will have any right to institute any proceeding under the note indenture, for the appointment of a receiver or trustee, or for any remedy under the note indenture, unless:

(i)	the holder has previously given to the note trustee written notice of a continuing Event of Default with respect to debt securities of such series;
(ii)

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class, have made a written request to the note trustee, and have offered reasonable indemnity to the note trustee, to institute proceedings in its own name as trustee under the note indenture;

(iii)	the note trustee has failed to institute a proceeding for 60 days after receipt of the notice, request and offer of indemnity; and
(iv)

no direction inconsistent with such written request has been given to the note trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class.

In addition, no holder of debt securities has any right under the note indenture to affect, disturb or prejudice the rights of any other holder of debt securities or to obtain or seek to obtain priority or preference over any other holders. However, these limitations do not apply to a suit by a holder of a debt security to enforce payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Note Indenture, Sections 807 and 808)

We will provide to the note trustee an annual statement by an appropriate officer as to our compliance with all obligations under the note indenture. (Note Indenture, Section 608)
Modification and Waiver
Without the consent of any holder of debt securities, we and the note trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)	to evidence the assumption by any permitted successor of our covenants in the note indenture and in the debt securities;
(ii)	to add to our covenants for the benefit of the holders of all or any series of debt securities or any tranche thereof or to surrender any of our rights or powers under the note indenture;
(iii)	to add any additional Event of Default with respect to all or any series of debt securities;
(iv)

to change or eliminate any provision in the note indenture; provided, however, that if such change or elimination materially and adversely affects the interests of the holders of the debt securities of any series or tranche, such change or elimination will become effective with respect to such series or tranche only when no debt securities of the affected series or tranche remains outstanding under the note indenture;

(v)	to provide collateral security for the debt securities;
(vi)	to establish the form or terms of debt securities of any series as permitted by the note indenture;
(vii)

to evidence and provide for the acceptance of appointment of a separate or successor note trustee and to add to or change any of the provisions of the note indenture as are necessary to provide for or facilitate the administration of the trusts under the note indenture by more than one note trustee;

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(viii)	to provide procedures required to permit us to use a non-certificated system of registration for the debt securities; or
(ix)

to cure any ambiguity, inconsistency or defect in the note indenture or to make any other provisions with respect to matters and questions arising under the note indenture; provided that such action or other provisions do not adversely affect the interests of the holders of debt securities of any series in any material respect.

(Note Indenture, Section 1201)

The consent of the holders of at least a majority in aggregate principal amount of the debt securities of all series, or all tranches of a series, affected by a modification to the note indenture, considered as one class, is required for all other modifications to the note indenture. However, no such amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby:

(i)

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security, its rate of interest or any premium payable upon redemption, or modify the method of calculating the interest rate, or change the currency in which any debt security is payable or the place of payment of the principal of or interest on any debt security, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security;

(ii)

reduce the percentage in principal amount of the outstanding debt securities the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the note indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting of debt security holders;

(iii)	change our obligation to maintain an office or agency in each place of payment for the debt securities; or
(iv)

modify some of the provisions of the note indenture relating to the required percentage of holders necessary to enter into supplemental indentures, waive some covenants and waive past defaults with respect to the debt securities of any series, except to increase the percentages or to provide that other provisions of the note indenture cannot be modified or waived without the consent of each holder.

(Note Indenture, Section 1202)

A supplemental indenture which changes or eliminates any covenant or other provision of the note indenture that was expressly included solely for the benefit of one or more particular series of debt securities or tranches, or modifies the rights of the holders of debt securities of such series or tranches with respect to such covenant or other provision, will not affect the rights under the note indenture of the holders of the debt securities of any other series or tranches. (Note Indenture, Section 1202)

If any provision of the note indenture limits, qualifies or conflicts with another provision of the note indenture that is required by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") to be included in the note indenture, the required provision will control. (Note Indenture, Section 108)

The note indenture provides that debt securities owned by us, or any other obligor upon the debt securities, or any of our or their affiliates, shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request, demand, authorization, direction, notice, waiver or consent. (Note Indenture, Section 101)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of, transfer of, in exchange for or in lieu of that debt

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security in respect of anything done, omitted or suffered to be done by the note trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Note Indenture, Section 104)

Removal or Resignation of the Note Trustee

The note trustee may resign at any time with respect to any series of debt securities by giving written notice to us. If the note trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, within 90 days the note trustee generally must either eliminate the conflicting interest or resign. The holders of a majority in principal amount of any series of debt securities may remove the note trustee with respect to the debt securities of that series at any time by giving written notice to us and the note trustee. No resignation or removal of a note trustee and no appointment of a successor note trustee will be effective until the acceptance of appointment by a successor note trustee. If at any time:

the note trustee has or acquires any conflicting interest and does not eliminate the conflicting interest or resign in accordance the procedures described above after a written request by us or any holder of a debt security who has been a bona fide holder for six months;

ceases to satisfy the eligibility requirements for a note trustee under the note indenture and fails to resign after written request by us or any such bona fide holder; or

becomes incapable of acting or is adjudged bankrupt or insolvent or a receiver is appointed or any public officer takes charge of the note trustee or its property for the purpose of rehabilitation, conservation or liquidation, then we may remove the note trustee with respect to all of the debt securities or any such bona fide holder may, in accordance with the note indenture, petition a court to remove the note trustee with respect to all of the debt securities and appoint a successor note trustee.

(Note Indenture, Sections 908 and 910)
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for the debt securities. (Note Indenture, Section 106)
Title

We, the note trustee and any agent of us or the note trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Note Indenture, Section 308)

Governing Law
The note indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Note Indenture, Section 113)
Information About the Note Trustee

The Bank of New York Trust Company, N.A. acts as trustee under the note indenture. In addition, The Bank of New York Trust Company, N.A. and its affiliates act, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York Trust Company, N.A. and its affiliates in the ordinary course of our business.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.

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LEGAL MATTERS

Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kirk Emge, Esq., our General Counsel, and by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements incorporated in this prospectus by reference to Delmarva Power & Light Company's Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the debt securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.

•	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007 (File No. 1-01405);
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 7, 2007 (File No. 1-01405);
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-01405); and
•	Our Current Report on Form 8-K, filed with the SEC on June 14, 2007 (File No. 1-01405).

If you make a written or oral request for copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Delmarva Power & Light Company, 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2900.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:
Registration fee	$89,462.40*
Fees of rating agencies	**
Stock exchange listing fees	**
Printing	**
Accounting fees	**
Legal fees	**
Trustee's fees and expenses	**
Blue sky expenses	**
Miscellaneous	**
Total	$ *

*In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fees associated with this registration statement, except for the registration fees applied in accordance with Rule 457(p) as described in footnote (2) to the Calculation of Registration Fee table. The balance of the registration fees will be paid at the time of any offering of securities under this registration statement after the applied fees have been used and therefore is not determinable.

**Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of securities are not currently determinable. The estimate of such expenses in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
(A) INDEMNIFICATION
PHI:

PHI's certificate of incorporation provides in accordance with Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, that no director of PHI shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.

A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was a director or officer against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

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Under the DGCL, a corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding against expenses actually and reasonably incurred by such person.

PEPCO:

Under Section 29-101.04(16) of the District of Columbia Business Corporation Act, a District of Columbia corporation has the power to indemnify any of its directors or officers against expenses incurred in the defense of any action, suit or proceeding to which such person is made party by reason of being or having been a director or officer of the corporation, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or otherwise.

Under Section 13.1-697 and Section 13.1-702 of the Virginia Stock Corporation Act, or VSCA, a Virginia corporation may indemnify any director or officer who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding if the director conducted himself in good faith and (i) believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in the case of other conduct, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, except that, unless ordered by a court, a corporation may not indemnify a director or officer in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was found liable to the corporation, other than for reasonable expenses or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received.

Under Section 13.1-698 and Section 13.1-702 of the VSCA, unless limited by its Articles of Incorporation, a Virginia corporation is required to indemnify any director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The By-Laws of Pepco provide that Pepco shall, to the fullest extent permitted by law, indemnify each director or officer and each former director and officer of Pepco against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his or her duty to Pepco; and that such indemnification shall be in addition to, but that such indemnification rights shall not be exclusive of, any other rights to which such person may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

Pepco is a wholly owned subsidiary of PHI. To the extent that any officer or director of Pepco is determined to be serving in such capacity at the direction of PHI, such person also may be entitled to indemnification under the DGCL and/or the Certificate of Incorporation of PHI.

ACE:

In accordance with Section 14A:2-7 of New Jersey Business Corporation Act, or NJBCA, Article VI of ACE's Restated Certificate of Incorporation provides that any person who is or was a director or officer of the corporation shall not be personally liable to the corporation or its shareholders for any breach of duty owed to the corporation or its shareholders, but excluding any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

Section 14A:3-5 of the NJBCA generally provides that a corporation may indemnify its directors and officers against expenses and liabilities in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding which involves the director or officer in his or her capacity as such, other than a proceeding by or in the right of a corporation, if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) in a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify a director or officer against expenses incurred in connection with any proceeding brought by or in the right of the corporation which involves the director or officer in his or her capacity as such, if the director or officer acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in an action by or in the right of the corporation if the corporate agent is adjudged to be liable to the corporation, unless the court in which the proceeding was brought shall have determined that indemnification is appropriate in light of the circumstances of the case. A corporation is required to indemnify a director or officer against expenses

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to the extent such person has been successful on the merits or otherwise in a proceeding, or in the defense of any claim, issue or matter therein.

Article VI of ACE's Amended and Restated Bylaws provides that ACE shall, to the fullest extent it shall have power under applicable law, indemnify any person who is or was made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of ACE. The indemnification in Article VI is not exclusive of any other right which a director or officer may have or acquire under any bylaw, agreement, vote of the stockholders or disinterested directors or otherwise.

ACE is an indirect wholly owned subsidiary of PHI. To the extent that any of ACE's officers or directors are determined to be serving in such capacity at the direction of PHI, such person also may be entitled to indemnification under the DGCL and/or the certificate of incorporation of PHI.

DPL:

DPL's Articles of Incorporation provides in accordance with Section 102(b)(7) of the DGCL and Section 13.1-692.1 of the VSCA that no director of DPL shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Under the VSCA, this provision does not limit the liability of a director who has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.

A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was a director or officer against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

Under the DGCL, a corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding against expenses actually and reasonably incurred by such person.

Under Section 13.1-697 and Section 13.1-702 of the VSCA, a Virginia corporation may indemnify any director or officer who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding if the director conducted himself in good faith and (i) believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in the case of other conduct, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, except that, unless ordered by a court, a corporation may not indemnify a director or officer in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was found liable to the corporation, other than for reasonable expenses or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received.

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Under Section 13.1-698 and Section 13.1-702 of the VSCA, unless limited by its Articles of Incorporation, a Virginia corporation is required to indemnify any director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Bylaws of DPL provide that DPL shall indemnify, to the full extent that it shall have power under applicable law, any person made or threatened to be made a party to any threatened, pending or completed action suit or proceeding by reason of the fact that such person is or was a director or officer of DPL, but that such indemnification rights shall not be exclusive of, any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

DPL is an indirect wholly owned subsidiary of PHI. To the extent that any officer or director of DPL is determined to be serving in such capacity at the direction of PHI, such person also may be entitled to indemnification under the DGCL and/or the Certificate of Incorporation of PHI.

(B) INSURANCE

PHI maintains a directors' and officers' liability policy, which provides coverage for liability and expenses incurred by its directors and officers and those of its subsidiaries, including Pepco, ACE, and DPL by reason of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission actually or allegedly caused, committed or attempted by such directors or officers while acting in their capacity as such, or claimed against them solely by reason of their being directors or officers. The policy contains certain exclusions, including (i) dishonest, criminal or malicious acts or omissions, (ii) intentional fraud, (iii) self-dealing, (iv) dealing for self-enrichment, (v) knowing or intentional violations of a statute or regulation and (vi) claims brought on behalf of the corporation or any individual director (other than a derivative action brought by independent persons).

II-4
ITEM 16. EXHIBITS.
	Exhibit No.	Registrant(s)	Description of Exhibit and Reference
*	1.01	PHI Pepco DPL ACE	Form of Underwriting or Sales Agency Agreement
	3.01	PHI	Restated Certificate of Incorporation (Filed as Exhibit 3.1 to PHI's Form 10-K dated March 13, 2006 (File No. 1-31403) and incorporated by reference herein)
	3.02	Pepco	Restated Articles of Incorporation and Articles of Restatement (Filed as Exhibit 3.1 to Pepco's Form 10-Q dated May 5, 2006 (File No. 1-01072) and incorporated by reference herein)
	3.03	ACE	Restated Certificate of Incorporation (Filed in New Jersey August 9, 2002) (Filed as Exhibit B.8.1 to PHI's Amendment No. 1 to Form U5B, February 13, 2003 and incorporated by reference herein)
	3.04	DPL

Articles of Restatement of Certificate and Articles of Incorporation (Filed in Delaware and Virginia February 22, 2007) (Filed as Exhibit 3.3 to DPL's Form 10-K dated March 1, 2007 (File No. 1-01405) and incorporated by reference herein)

	3.05	PHI	Bylaws (Filed as Exhibit 3 to PHI's Form 8-K/A filed May 3, 2007 (File No. 1-31403) and incorporated by reference herein)
	3.06	Pepco	By-Laws (Filed as Exhibit 3.1 to Pepco's Form 10-Q dated May 5, 2006 (File No. 1-01072) and incorporated by reference herein)
	3.07	ACE	By-Laws (Filed as Exhibit 3.2.2 to ACE's Form 10-Q dated May 9, 2005 (File No. 1-03559) and incorporated by reference herein)
	3.08	DPL	By-Laws (Filed as Exhibit 3.2.1 to DPL's Form 10-Q dated May 9, 2005 (File No. 1-01405) and incorporated by reference herein)
	4.01	PHI

Indenture, dated September 6, 2002, between PHI and The Bank of New York, as Trustee (Filed as Exhibit 4.03 to PHI's Registration Statement on Form S-3 No. 333-100478, dated October 10, 2002, and incorporated by reference herein)

*	4.02	PHI	Form of Note
	4.03	PHI	Specimen of certificate evidencing Common Stock (Filed as Exhibit 4.04 to PHI's Registration Statement on Form S-3 No. 333-100478 and incorporated by reference herein)
	4.04	Pepco

Mortgage and Deed of Trust dated July 1, 1936, of Pepco to The Bank of New York as Successor Trustee, securing First Mortgage Bonds of Pepco, and Supplemental Indenture dated July 1, 1936 (Filed as Exhibit B-4 to First Amendment dated June 19, 1936 to Pepco's Registration Statement No. 2-2232 and incorporated by reference herein)

	4.04(a)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated December 10, 1939 (Filed as Exhibit B to Pepco's Form 8-K dated January 3, 1940 (File No. 1-01072) and incorporated by reference herein)

	4.04(b)	Pepco

Supplemental Indentures to the aforesaid Mortgage and Deed of Trust dated July 15, 1942 (Filed as Exhibit B-1 to Amendment No. 2 dated August 24, 1942, and B-3 to Post-Effective Amendment dated August 31, 1942, to Pepco's Registration Statement No. 2-5032 and incorporated by reference herein)

II-5
4.04(c)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 15, 1947 (Filed as Exhibit A to Pepco's Form 8-K dated December 8, 1947 (File No. 1-01072) and incorporated by reference herein)

4.04(d)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated December 31, 1948 (Filed as Exhibit A-2 to Pepco's Form 10-K dated April 13, 1949 (File No. 1-01072) and incorporated by reference herein)

4.04(e)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated December 31, 1949 (Filed as Exhibit (a)-1 to Pepco's Form 8-K dated February 8, 1950 (File No. 1-01072) and incorporated by reference herein)

4.04(f)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated February 15, 1951 (Filed as Exhibit (a) to Pepco's Form 8-K dated March 3, 1951 (File No. 1-01072) and incorporated by reference herein)

4.04(g)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated February 16, 1953 (Filed as Exhibit (a)-1 to Pepco's Form 8-K dated March 5, 1953 (File No. 1-01072) and incorporated by reference herein)

4.04(h)	Pepco

Supplemental Indentures to the aforesaid Mortgage and Deed of Trust dated March 15, 1954 and March 15, 1955 (Filed as Exhibit 4-B to Pepco's Registration Statement No. 2-11627 dated May 2, 1955 and incorporated by reference herein)

4.04(i)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 15, 1956 (Filed as Exhibit C to Pepco's Form 10-K dated April 4, 1956 (File No. 1-01072) and incorporated by reference herein)

4.04(j)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1957 (Filed as Exhibit 4-B to Pepco's Registration Statement No. 2-13884 dated February 5, 1958 and incorporated by reference herein)

4.04(k)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1958 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-14518 dated November 10, 1958 and incorporated by reference herein)

4.04(l)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1959 (Filed as Exhibit 4-B to Amendment No. 1 dated May 13, 1959 to Pepco's Registration Statement No. 2-15027 and incorporated by reference herein)

4.04(m)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 2, 1960 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-17286 dated November 9, 1960 and incorporated by reference herein)

4.04(n)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 3, 1961 (Filed as Exhibit A-1 to Pepco's Form 10-K dated April 24, 1961 (File No. 1-01072) and incorporated by reference herein)

4.04(o)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1962 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-21037 dated January 25, 1963 and incorporated by reference herein)

4.04(p)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1963 (Filed as Exhibit 4-B to Pepco's Registration Statement No. 2-21961 dated December 19, 1963 and incorporated by reference herein)

4.04(q)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 23, 1964 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-22344 dated April 24, 1964 and incorporated by reference herein)

II-6

4.04(r)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 3, 1965 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-24655 dated March 16, 1966 and incorporated by reference herein)

4.04(s)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 1, 1966 (Filed as Exhibit 1 to Pepco's Form 10-K dated April 11, 1967 (File No. 1-01072) and incorporated by reference herein)

4.04(t)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 28, 1967 (Filed as Exhibit 2-B to Post-Effective Amendment No. 1 to Pepco's Registration Statement No. 2-26356 dated May 3, 1967 and incorporated by reference herein)

4.04(u)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 3, 1967 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-28080 dated January 25, 1968 and incorporated by reference herein)

4.04(v)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1968 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-31896 dated February 28, 1969 and incorporated by reference herein)

4.04(w)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 16, 1969 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-36094 dated January 27, 1970 and incorporated by reference herein)

4.04(x)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 15, 1970 (Filed as Exhibit 2-B to Pepco's Registration Statement No. 2-38038 dated July 27, 1970 and incorporated by reference herein)

4.04(y)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 1, 1971 (Filed as Exhibit 2-C to Pepco's Registration Statement No. 2-45591 dated September 1, 1972 and incorporated by reference herein)

4.04(z)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 17, 1981 (Filed as Exhibit 2 to Amendment No. 1 to Pepco's Form 8-A dated June 18, 1981 (File No. 1-01072) and incorporated by reference herein)

4.04(aa)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1985 (Filed as Exhibit 2B to Pepco's Form 8-A dated November 1, 1985 (File No. 1-01072) and incorporated by reference herein)

4.04(bb)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 16, 1987 (Filed as Exhibit 4-B to Pepco's Registration Statement No. 33-18229 dated October 30, 1987 and incorporated by reference herein)

4.04(cc)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1989 (Filed as Exhibit 4-C to Pepco's Registration Statement No. 33-29382 dated June 16, 1989 and incorporated by reference herein)

4.04(dd)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 21, 1991 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 27, 1992 (File No. 1-01072) and incorporated by reference herein)

4.04(ee)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 7, 1992 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 26, 1993 (File No. 1-01072) and incorporated by reference herein)

4.04(ff)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 1, 1992 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 26, 1993 (File No. 1-01072) and incorporated by reference herein)

II-7

4.04(gg)	Pepco	Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1992 (Filed as 4 to Pepco's Form 10-K dated March 26, 1993 (File No. 1-01072) and incorporated by reference herein)
4.04(hh)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1993 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 26, 1993 (File No. 1-01072) and incorporated by reference herein)

4.04(ii)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 1, 1993 (Filed as Exhibit 4.4 to Pepco's Registration Statement No. 33-49973 dated August 11, 1993 and incorporated by reference herein)

4.04(jj)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 30, 1993 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 25, 1994 (File No. 1-01072) and incorporated by reference herein)

4.04(kk)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated February 10, 1994 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 25, 1994 (File No. 1-01072) and incorporated by reference herein)

4.04(ll)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated February 11, 1994 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 25, 1994 (File No. 1-01072) and incorporated by reference herein)

4.04(mm)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 10, 1995 (Filed as Exhibit 4.3 to Registration Statement No. 33-61379 dated July 28, 1995 and incorporated by reference herein)

4.04(nn)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 2, 1997 (Filed as Exhibit 4 to Pepco's Form 10-K dated March 26, 1998 (File No. 1-01072) and incorporated by reference herein)

4.04(oo)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 17, 2003 (Filed as Exhibit 4.1 to Pepco's Form 10-K dated March 11, 2004 (File No. 1-01072) and incorporated by reference herein)

4.04(pp)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 16, 2004 (Filed as Exhibit 4.3 to Pepco's Form 8-K dated March 23, 2004 (File No. 1-01072) and incorporated by reference herein)

4.04(qq)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 24, 2005 (Filed as Exhibit 4.2 to Pepco's Form 8-K dated May 26, 2005 (File No. 1-01072) and incorporated by reference herein)

4.04(rr)	Pepco

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 2006 (Filed as Exhibit 4.1 to Pepco's Form 8-K dated April 17, 2006 (File No. 1-01072) and incorporated by reference herein)

4.05	Pepco	Form of Supplemental Indenture with respect to First Mortgage Bonds (Filed as Exhibit 4.06 to Pepco's Registration Statement No. 333-106209 dated June 18, 2003 and incorporated by reference herein)
4.06	Pepco	Form of First Mortgage Bond (included in Exhibit 4.05)
4.07	Pepco

Form of Supplemental Indenture with respect to Collateral First Mortgage Bonds (Filed as Exhibit 4.07 to Pepco's Registration Statement No. 333-106209 dated June 18, 2003 and incorporated by reference herein)

4.08	Pepco	Form of Collateral First Mortgage Bond (included in Exhibit 4.07)
II-8
	4.09	Pepco

Senior Note Indenture, dated as of November 17, 2003, between Pepco and The Bank of New York, Trustee, with respect to the Senior Notes (Filed as Exhibit 4.2 to Pepco's Form 8-K dated June 21, 1990 (File No. 1-01072) and incorporated by reference herein)

	4.10	Pepco	Form of Senior Note
	4.11	Pepco

Indenture dated as of July 28, 1989, between Pepco and The Bank of New York, Trustee, with respect to Pepco's Debt Securities (Filed as Exhibit 4 to Pepco's Form 8-K dated June 21, 1990 (File No. 1-01072) and incorporated by reference herein)

*	4.12	Pepco	Form of Debt Security
	4.13	ACE

Mortgage and Deed of Trust dated January 15, 1937 between ACE and The Bank of New York (formerly Irving Trust Company) (Filed as Exhibit 2(a) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(a)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 1, 1949 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(b)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 1, 1950 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(c)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1950 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(d)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1952 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(e)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1953 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(f)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1954 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(g)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1955 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(h)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1957 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(i)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1958 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(j)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1959 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

	4.13(k)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1961 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

II-9
4.13(l)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 1, 1962 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(m)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1963 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(n)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated February 1, 1966 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(o)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1970 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(p)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 1, 1970 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(q)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1971 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(r)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 1972 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(s)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 1, 1973 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(t)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1975 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(u)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1975 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(v)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated December 1, 1976 (Filed as Exhibit 2(b) to ACE's Registration Statement No. 2-66280 dated December 21, 1979 and incorporated by reference herein)

4.13(w)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1980 (Filed as Exhibit 4(e) to ACE's Form 10-K dated March 25, 1981 (File No. 1-03559) and incorporated by reference herein)

4.13(x)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1981 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated August 10, 1981 (File No. 1-03559) and incorporated by reference herein)

4.13(y)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1983 (Filed as Exhibit 4(d) to ACE's Form 10-K dated March 30, 1984 (File No. 1-03559) and incorporated by reference herein)

4.13(z)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 15, 1984 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated May 14, 1984 (File No. 1-03559) and incorporated by reference herein)

II-10
4.13(aa)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 15, 1984 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated August 13, 1984 (File No. 1-03559) and incorporated by reference herein)

4.13(bb)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 1, 1985 (Filed as Exhibit 4 to ACE's Form 10-Q dated November 12, 1985 (File No. 1-03559) and incorporated by reference herein)

4.13(cc)	ACE	Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1986 (Filed as Exhibit 4 to ACE's Form 10-Q dated May 12, 1986 (File No. 1-03559) and incorporated by reference herein)
4.13(dd)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated July 15, 1987 (Filed as Exhibit 4(d) to ACE's Form 10-K dated March 28, 1988 (File No. 1-03559) and incorporated by reference herein)

4.13(ee)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 1, 1989 (Filed as Exhibit 4(a) to ACE's Form 10-Q for quarter ended September 30, 1989 (File No. 1-03559) and incorporated by reference herein)

4.13(ff)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1991 (Filed as Exhibit 4(d)(1) to ACE's Form 10-K dated March 28, 1991 (File No. 1-03559) and incorporated by reference herein)

4.13(gg)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated May 1, 1992 (Filed as Exhibit 4(b) to ACE's Registration Statement No. 33-49279 dated January 6, 1993 and incorporated by reference herein)

4.13(hh)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated January 1, 1993 (Filed as Exhibit 4.05(hh) to ACE's Registration Statement No. 333-108861, dated September 17, 2003 and incorporated by reference herein)

4.13(ii)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated August 1, 1993 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated November 12, 1993 (File No. 1-03559) and incorporated by reference herein)

4.13(jj)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated September 1, 1993 (Filed as Exhibit 4(b) to ACE's Form 10-Q dated November 12, 1993 (File No. 1-03559) and incorporated by reference herein)

4.13(kk)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1993 (Filed as Exhibit 4(c)(1) to ACE's Form 10-K dated March 29, 1994 (File No. 1-03559) and incorporated by reference herein)

4.13(ll)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated June 1, 1994 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated August 14, 1994 (File No. 1-03559) and incorporated by reference herein)

4.13(mm)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated October 1, 1994 (Filed as Exhibit 4(a) to ACE's Form 10-Q dated November 14, 1994 (File No. 1-03559) and incorporated by reference herein)

4.13(nn)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated November 1, 1994 (Filed as Exhibit 4(c)(1) to ACE's Form 10-K dated March 21, 1995 (File No. 1-03559) and incorporated by reference herein)

4.13(oo)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 1, 1997 (Filed as Exhibit 4(b) to ACE's Form 8-K dated March 24, 1997 (File No. 1-03559) and incorporated by reference herein)

II-11
	4.13(pp)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated April 1, 2004 (Filed as Exhibit 4.3 to ACE's Form 8-K dated April 6, 2004 (File No. 1-03559) and incorporated by reference herein)

	4.13(qq)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated August 10, 2004 (Filed as Exhibit 4 to ACE's Form 10-Q dated November 8, 2004 (File No. 1-03559) and incorporated by reference herein)

	4.13(rr)	ACE

Supplemental Indenture to the aforesaid Mortgage and Deed of Trust dated March 8, 2006 (Filed as Exhibit 4 to ACE's Form 8-K dated March 17, 2006 (File No. 1-03559) and incorporated by reference herein)

	4.14	ACE	Form of Supplemental Indenture with respect to First Mortgage Bonds (Filed as Exhibit 4.07 to ACE's Registration Statement No. 333-108861 dated January 29, 2004 and incorporated by reference herein)
	4.15	ACE	Form of First Mortgage Bond (included in Exhibit 4.14)
	4.16	ACE

Form of Supplemental Indenture with respect to Collateral First Mortgage Bonds (Filed as Exhibit 4.08 to ACE's Registration Statement No. 333-108861 dated January 29, 2004 and incorporated by reference herein)

	4.17	ACE	Form of Collateral First Mortgage Bond (included in Exhibit 4.16)
	4.18	ACE

Senior Note Indenture, dated as of April 1, 2004, between ACE and The Bank of New York, as Trustee, with respect to the Senior Notes (Filed as Exhibit 4.3 to ACE's Form 8-K dated April 6, 2004 (File No. 1-03559) and incorporated by reference herein)

	4.19	ACE	Form of Senior Note
	4.20	ACE

Indenture, dated as of March 1, 1997, between ACE and The Bank of New York, as Trustee, with respect to the Debt Securities (Filed as Exhibit 4(e) to ACE's Form 8-K dated March 24, 1997 (File No. 1-03559) and incorporated by reference herein)

*	4.21	ACE	Form of Debt Security
	4.22	DPL

Indenture, dated as of November 1, 1988, between DPL and The Bank of New York Trust Company, N.A. (ultimate successor to Manufacturers Hanover Trust Company), as Trustee, with respect to the Debt Securities (Filed as Exhibit 4-G to DPL's Registration Statement No. 333-46892 dated April 1, 1992 and incorporated by reference herein)

*	4.23	DPL	Form of Note
	5.01	PHI	Opinion of William T. Torgerson, Esq.
	5.02	Pepco	Opinion of Kirk J. Emge, Esq.
	5.03	ACE	Opinion of Kirk J. Emge, Esq.
	5.04	DPL	Opinion of Kirk J. Emge, Esq.
	12.01	PHI

Statement of computation of ratios of earnings to fixed charges (Filed as Exhibit 12.1 to PHI's Quarterly Report on Form 10-Q for the six months ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-31403) and incorporated by reference herein)

	12.02	Pepco

Statement of computation of ratios of earnings to fixed charges (Filed as Exhibit 12.2 to Pepco's Quarterly Report on Form 10-Q for the six months ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-01072) and incorporated by reference herein)

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12.03	ACE

Statement of computation of ratios of earnings to fixed charges (Filed as Exhibit 12.4 to ACE's Quarterly Report on Form 10-Q for the six months ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-03559) and incorporated by reference herein)

12.04	DPL

Statement of computation of ratios of earnings to fixed charges (Filed as Exhibit 12.3 to DPL's Quarterly Report on Form 10-Q for the six months ended June 30, 2007, filed with the SEC on August 6, 2007 (File No. 1-01405) and incorporated by reference herein)

23.01	PHI	Consent of Independent Registered Public Accounting Firm
23.02	Pepco	Consent of Independent Registered Public Accounting Firm
23.03	ACE	Consent of Independent Registered Public Accounting Firm
23.04	DPL	Consent of Independent Registered Public Accounting Firm
23.05	PHI Pepco ACE DPL	Consent of Covington & Burling LLP
23.06	PHI	Consent of William T. Torgerson, Esq. (included in Exhibit 5.01)
23.07	Pepco	Consent of Kirk J. Emge, Esq. (included in Exhibit 5.02)
23.08	ACE	Consent of Kirk J. Emge, Esq. (included in Exhibit 5.03)
23.09	DPL	Consent of Kirk J. Emge, Esq. (included in Exhibit 5.04)
24.01	PHI	Power of Attorney
24.02	Pepco	Power of Attorney
24.03	ACE	Power of Attorney
24.04	DPL	Power of Attorney
25.01	PHI	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Indenture
25.02	Pepco	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Mortgage
25.03	Pepco	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Senior Note Indenture
25.04	Pepco	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Note Indenture
20.05	ACE	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Mortgage
25.06	ACE	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Senior Note Indenture
25.07	ACE	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Note Indenture
25.08	DPL	Form T-1 Statement of Eligibility of The Bank of New York Trust Company, N.A. to act as Trustee under the Note Indenture
* To be filed for the applicable company by an amendment to this registration statement or as an exhibit to a subsequent Current Report on Form 8-K.
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ITEM 17. UNDERTAKINGS.
Each of the undersigned registrants hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by

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means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.

That, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pepco Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 24th day of August, 2007.

PEPCO HOLDINGS, INC.
By: /s/ ELLEN S. ROGERS* Ellen Sheriff Rogers Vice President and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
D. R. WRAASE* Dennis R. Wraase	Chairman, President, Chief Executive Officer and Director (principal executive officer)	August 24, 2007
J. M. RIGBY* Joseph M. Rigby	Senior Vice President and Chief Financial Officer (principal financial officer)	August 24, 2007
R. K. CLARK* Ronald K. Clark	Vice President and Controller (principal accounting officer)	August 24, 2007
J. B. DUNN* Jack B. Dunn	Director	August 24, 2007
T. C. GOLDEN* Terence C. Golden	Director	August 24, 2007
FRANK O. HEINTZ* Frank O. Heintz	Director	August 24, 2007
BARBARA J. KRUMSIEK* Barbara J. Krumsiek	Director	August 24, 2007
GEORGE F. MacCORMARK* George F. MacCormack	Director	August 24, 2007
RICHARD B. McGLYNN* Richard B. McGlynn	Director	August 24, 2007
LAWRENCE C. NUSSDORF* Lawrence C. Nussdorf	Director	August 24, 2007
FRANK ROSS* Frank Ross	Director	August 24, 2007
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PAULINE A. SCHNEIDER* Pauline A. Schneider	Director	August 24, 2007
LESTER P. SILVERMAN* Lester P. Silverman	Director	August 24, 2007
WILLIAM T. TORGERSON* William T. Torgerson	Director	August 24, 2007
*By: /S/ ELLEN S. ROGERS Ellen Sheriff Rogers Attorney-in-Fact		August 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Potomac Electric Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement under Transaction Requirement B.2 for the debt securities being registered on this form will be met by the time of sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 24th day of August, 2007.

POTOMAC ELECTRIC POWER COMPANY
By: /s/ ELLEN S. ROGERS* Ellen Sheriff Rogers Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
D. R. WRAASE* Dennis R. Wraase	Chairman and Director	August 24, 2007
T. S. SHAW* Thomas S. Shaw	President, Chief Executive Officer, and Director (principal executive officer)	August 24, 2007
J. M. RIGBY* Joseph M. Rigby	Senior Vice President, Chief Financial Officer and Director (principal financial officer)	August 24, 2007
R. K. CLARK* Ronald K. Clark	Vice President and Controller (principal accounting officer)	August 24, 2007
WILLIAM T. TORGERSON* William T. Torgerson	Director	August 24, 2007
WILLIAM M. GAUSMAN* William M. Gausman	Director	August 24, 2007
MICHAEL J. SULLIVAN Michael J. Sullivan	Director	August 24, 2007
S. A. WISNIEWSKI Stanley A. Wisniewski	Director	August 24, 2007
*By: /S/ ELLEN S. ROGERS Ellen Sheriff Rogers Attorney-in-Fact		August 24, 2007
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Atlantic City Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement under Transaction Requirement B.2 for the debt securities being registered on this form will be met by the time of the sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 24th day of August, 2007.

ATLANTIC CITY ELECTRIC COMPANY
By: /s/ ELLEN S. ROGERS* Ellen Sheriff Rogers Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

T. S. SHAW* Thomas S. Shaw	President and Chief Executive Officer (principal executive officer)	August 24, 2007

J. M. RIGBY* Joseph M. Rigby	Chief Financial Officer (principal financial officer)	August 24, 2007

R. K. CLARK* Ronald K. Clark	Controller (principal accounting officer)	August 24, 2007

D. R. WRAASE* Dennis R. Wraase	Director	August 24, 2007

*By: /S/ ELLEN S. ROGERS Ellen Sheriff Rogers Attorney-in-Fact		August 24, 2007
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Delmarva Power & Light Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement under Transaction Requirement B.2 for the debt securities being registered on this form will be met by the time of the sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 24th day of August, 2007.

DELMARVA POWER & LIGHT COMPANY
By: /s/ ELLEN S. ROGERS* Ellen Sheriff Rogers Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

T. S. SHAW* Thomas S. Shaw	President, Chief Executive Officer and Director (principal executive officer)	August 24, 2007

J. M. RIGBY* Joseph M. Rigby	Senior Vice President, Chief Financial Officer and Director (principal financial officer)	August 24, 2007

R. K. CLARK* Ronald K. Clark	Vice President and Controller (principal accounting officer)	August 24, 2007

D. R. WRAASE* Dennis R. Wraase	Director	August 24, 2007

WILLIAM T. TORGERSON* William T. Torgerson	Director	August 24, 2007

*By: /S/ ELLEN S. ROGERS Ellen Sheriff Rogers Attorney-in-Fact		August 24, 2007
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